Exhibit 99.2

UNITED STATES DISTRICT COURT

MIDDLE DISTRICT OF TENNESSEE

NASHVILLE DIVISION

IN RE CORECIVIC, INC.	Lead Case No.: 3:16-CV-03040
SHAREHOLDER DERIVATIVE	(Consolidated with No.: 3:16-cv-03169)
LITIGATION

(Derivative Action)

This Document Relates To:	Judge Aleta A. Trauger

ALL ACTIONS.

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement, dated September 9, 2022 (the “Stipulation”), is made and entered into by and among the following Settling Parties (as defined herein), each by and through their respective counsel: (1) David Zaborny and Betty S. Jackson, plaintiffs in the above-captioned consolidated federal derivative action (the “Federal Derivative Action”); (2) Shiva Y. Stein, plaintiff in the shareholder derivative action pending in the Chancery Court for Davidson County, Tennessee captioned Friedmann v. Emkes, et al., No. 17-96-I (Tenn. Ch., Davidson Cnty) (the “Friedmann Action”); (3) Barbara Delgrosso (“Delgrosso”),1 Gregory Pellegrini (“Pellegrini”),2 and Anders Gustafsson (“Gustafsson”),3 plaintiffs in the consolidated shareholder derivative action pending in the Chancery Court for Davidson County, Tennessee

[1]

Delgrosso filed her derivative action on November 21, 2016, in the Chancery Court for Davidson County, Tennessee, Barbara Delgrosso v. John D. Ferguson, et al., No. 16-1228-IV (Tenn. Ch., Davidson Cnty.) (“Delgrosso Action”).

[2]

Pellegrini filed his derivative action on February 5, 2018, in the Chancery Court for Davidson County, Tennessee, Gregory Pellegrini v. John D. Ferguson, et al., No. 18-127-II (Tenn. Ch., Davidson Cnty.) (“Pellegrini Action”).

[3]

Gustafsson filed his derivative action February 9, 2018, in the Chancery Court for Davidson County, Tennessee, Anders Gustafsson v. John D. Ferguson, et al., No. 18-150-I (Tenn. Ch., Davidson Cnty ) (“Gustafsson Action”).

captioned Delgrosso v. Ferguson, et al., (Consolidated Case No. 16-1228-IV) (Tenn. Ch., Davidson Cnty.)4 (“No Demand Action”); (4) Chaundra Whitehead, plaintiff in the shareholder derivative action pending in the Maryland circuit court captioned Whitehead v. Hininger, et al., No. 24-C-19-000501 OT (Md. Cir. Ct. Balt. City) (“Whitehead Action”); (5) litigation demand shareholder Robert Reese; (6) Individual Defendants Damon T. Hininger, David M. Garfinkle, Todd J. Mullenger, Donna M. Alvarado, William F. Andrews, Dennis W. DeConcini, Robert J. Dennis, Mark A. Emkes, John D. Ferguson, John R. Horne, Stacia Hylton, C. Michael Jacobi, Anne L. Mariucci, Thurgood Marshall, Jr., Charles L. Overby, John R. Prann, Jr., Anthony L. Grande, Harley G. Lappin, Henri L. Wedell, and Joseph V. Russell; and (9) nominal defendant CoreCivic, Inc. (f/k/a Corrections Corporation of America) (“CoreCivic” or the “Company,” together with the Individual Defendants and Plaintiffs, the “Settling Parties”).

This Stipulation, subject to the approval of the U.S. District Court for the Middle District of Tennessee (“Court”), is intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the complete resolution and/or dismissal of the Litigation with prejudice, upon the terms and subject to the conditions set forth herein, and without any admission or concession as to the merits of any of the Settling Parties’ claims or defenses.

[4]	On April 20, 2018, the Pellegrini Action and the Gustafsson Action were consolidated into the Delgrosso Action.

I.	INTRODUCTION

A.	Background

CoreCivic is the nation’s largest owner of partnership correctional, detention, and residential reentry facilities, and one of the largest prison operators in the United States. The Litigation alleges that the Individual Defendants breached their fiduciary duties to CoreCivic by making or causing CoreCivic to make false or misleading statements to the public about CoreCivic’s business, financial prospects, and operational and compliance practices in three general areas:

1.	The safety and security standards of CoreCivic facilities compared to those of Federal Bureau of Prisons (“BOP”) facilities;

2.	The effectiveness of CoreCivic’s rehabilitative services compared to those provided by BOP; and

3.	The possibility that the Department of Justice (“DOJ”) would not renew or extend its contracts with CoreCivic.

The Litigation also alleges that the Individual Defendants were unjustly enriched and that certain of the Individual Defendants sold their personally held shares of CoreCivic stock at artificially inflated prices while in possession of material nonpublic information.

In 2016, the DOJ released a memo to the BOP in which the DOJ directed that, as each contract with privately operated prisons reaches the end of its term, the BOP should either decline to renew that contract or reduce its scope in a manner consistent with law and the overall decline of the BOP’s inmate population. According to the Litigation, the release of this memo revealed the alleged false and misleading statements, which in turn allegedly caused the per share price of CoreCivic’s stock to decline. The Litigation contends that the Individual Defendants’ alleged misconduct exposed CoreCivic to liability in the securities fraud class action captioned, Grae v. Corrections Corporation of America, et al., No. 3:16-cv-02267 (M.D. Tenn.) (Trauger, J.) (“Securities Action”).5

[5]

On April 15, 2021, following extensive fact discovery, and on the eve of trial, the parties in the Securities Action notified the Court that they had agreed to a settlement of the Securities Action. The Securities Action settlement, which recovered $56 million for the benefit of the settlement class, was finally approved on November 8, 2021, by this Court. Securities Action, ECF No. 480.

As set forth in more detail in Section III, infra, the Individual Defendants deny all allegations and contentions in the Litigation.

B.	Procedural Background

1.	The Demand Made Actions

i.	The Federal Derivative Action

On September 8, 2016 and September 29, 2016, respectively, Betty Jackson (“Jackson”) and David Zaborny (“Zaborny”) served pre-suit shareholder demands on the CoreCivic Board, demanding that the Board investigate the alleged misconduct and commence legal proceedings.

On November 28, 2016, Jackson filed a shareholder derivative action in the U.S. District Court for the Middle District of Tennessee (the “Jackson Action”).6 On December 9, 2016, Zaborny filed a substantially similar shareholder derivative action in the same Court (the “Zaborny Action”). On December 21, 2016, the Jackson Action and Zaborny Action were consolidated, plaintiffs Zaborny and Jackson were appointed as co-lead plaintiffs (“Federal Derivative Action Lead Plaintiff”), and the law firms of Johnson Fistel LLP (f/k/a Johnson & Weaver, LLP) and The Weiser Law Firm, P.C. were appointed as co-lead counsel (“Federal Derivative Action Lead Counsel”) for the Federal Derivative Action.

[6]	Ms. Jackson has since sold all of her CoreCivic stock.

Thereafter, Federal Derivative Action Lead Plaintiff and Defendants (“Federal Parties”) met and conferred regarding scheduling and case management and discussed approaches that would balance CoreCivic’s concerns about overlapping discovery that might interfere with its defense of the Securities Action with the Federal Derivative Action Lead Plaintiff’s interest in securing relevant evidence and preparing their case.

On December 29, 2016, the Federal Parties filed a Stipulation Deferring Consolidated Derivative Action and [Proposed Order], which the Court approved on January 5, 2017 (“First Deferral Order”). ECF Nos. 20, 29. Pursuant to the First Deferral Order, the Federal Derivative Action was deferred “pending a ruling on defendants’ anticipated motion to dismiss the [Securities Action] or until otherwise agreed to by the parties, but subject to each party’s right (i) to move the Court to lift or extend the deferral and (ii) to oppose such motions.” ECF No. 29.

In consideration for Federal Derivative Action Lead Plaintiff’s agreement to defer the Federal Derivative Action, Defendants agreed, subject to entry into mutually acceptable confidentiality agreements and/or protective orders, to provide Federal Derivative Action Plaintiffs’ Counsel: (i) copies of all documents and written discovery responses produced by CoreCivic in the Securities Action or in any related derivative action, as well as any written agreements regarding discovery between CoreCivic and the plaintiffs in the Securities Action or in any related derivative action; (ii) copies of those documents and written discovery responses produced in the Securities Action, or in any related derivative actions, by any other party or any non-party; (iii) access to transcripts of any depositions generated in the Securities Action. In addition, CoreCivic agreed that if there was a mediation or any formal settlement meeting to resolve the claims asserted in the Securities Action, or any threatened or filed related derivative actions, CoreCivic would invite Plaintiffs to participate in any such mediation or formal settlement meetings.

On December 18, 2017, the Court denied the defendants’ motion to dismiss the amended complaint in the Securities Action. Thereafter, the defendants in the Securities Action, including CoreCivic and certain individuals also named as defendants in the Federal Derivative Action, filed and served answers, exchanged initial disclosures, and commenced discovery in the Securities Action. The Federal Parties then met and conferred regarding scheduling and case management in the Federal Derivative Action and on January 17, 2018, filed a Stipulation Continuing Deferral of Consolidated Derivative Action and [Proposed Order], which this Court entered on January 18, 2018 (“Second Deferral Order”). The Second Deferral Order extended the deferral until “(i) an order from the Court on any summary judgment motions that may be filed in the [Securities Action], or (ii) notification that there has been a settlement reached in the [Securities Action], or until otherwise agreed to by the Parties.” ECF Nos. 32, 33.

The Federal Parties further agreed that (i) CoreCivic would provide Federal Derivative Action Lead Plaintiff with copies of any special committee reports, documents, or witness interview summaries related to the allegations in the Federal Derivative Action that CoreCivic produces or supplies to counsel in any related or threatened derivative litigation, subject to the parties’ entering into an appropriate non-disclosure agreement; and (ii) CoreCivic would take reasonable steps to inform Federal Derivative Action Lead Plaintiff of the dates and locations of the depositions in the Securities Action and would provide Federal Derivative Action Lead Plaintiff with copies of the deposition transcripts in the Securities Action within five (5) business days of receiving them from the court reporter.

Over the course of the next two years, Federal Derivative Action Lead Counsel received more than 2.2 million pages of documents that CoreCivic produced in the Securities Action and transcripts from the depositions of more than twenty witnesses. Federal Derivative Action Lead Counsel coordinated with counsel in the Friedmann Action, Whitehead Action, and the Reese Demand, each of whom had entered agreements similar to the Second Deferral Order with Defendants, to review the produced documents utilizing a singular document review platform and customized search terms and custodial information in order to maximize efficiencies. In connection with this coordinated review effort, Federal Derivative Action Lead Counsel, alongside counsel in the Friedmann Action, Whitehead Action, and the Reese Demand, attest that they identified thousands of highly relevant documents for further review, organization, analysis, and culling. Defendants dispute the relevance of these documents and deny that they support the claims asserted. Additionally, Federal Derivative Action Lead Counsel, alongside counsel in the Friedmann Action, Whitehead Action, and the Reese Demand attest that they reviewed and digested twenty-one deposition transcripts and their corresponding deposition exhibits.

On February 28, 2019, the Federal Parties attended an in-person mediation in Corona del Mar, California, with Gregory P. Lindstrom, Esq. of Phillips ADR (the “Mediator”). In advance of the mediation, Federal Derivative Action Lead Counsel, along with counsel in the Friedmann Action and Reese Demand, presented a detailed mediation statement informed by their evaluation of the discovery materials made available to date, along with a detailed settlement demand. As set forth in Section I.C, below, this was the first of many mediation sessions and settlement communications among the Settling Parties.

On May 31, 2019, the Federal Parties attended another all day, in-person mediation session with the Mediator in Corona del Mar, California.

Following the May 31, 2019, mediation, Federal Derivative Action Lead Counsel continued to receive documents from Defendants in connection with the Second Deferral Order and continued to coordinate review of those documents with counsel in the Friedmann Action, Whitehead Action, and the Reese Demand. Federal Derivative Action Lead Counsel also remained in contact with the Mediator and continued to monitor the proceeding in the Securities Action.

On January 14, 2020, pursuant to the Court’s order (ECF No. 37), the Federal Parties filed a report addressing the status of the Securities Action and the progress of the Federal Derivative Action (“Status Report”). ECF No. 38. Federal Derivative Action Lead Counsel informed the Court that, inter alia, they had been receiving, organizing, and evaluating “much of the discovery produced to date in the [Securities Action], and will continue to receive such discovery” and that Federal Derivative Action Lead Counsel “participated in the mediations that were also held in the [Securities Action], and will be invited to participate in any future mediations in the [Securities Action].” Id.

On April 15, 2021, the parties in the Securities Action reached an agreement in principle to settle the claims and notified the Court. See Securities Action, ECF No. 457.

On April 20, 2021, the Federal Parties filed a Stipulation Continuing Deferral of Consolidated Derivative Action and [Proposed Order], which was approved by the Court on April 21, 2021 (“Third Deferral Order”) (ECF Nos. 39, 40), continuing the deferral until 90 days from entry of the Third Deferral Order.

On May 26, 2021, the Federal Parties participated in a third mediation session with the Mediator, via videoconference due to COVID-related health and safety concerns.

Thereafter, over the next year, the Federal Parties sought, and the Court granted, additional deferrals to facilitate the Federal Parties’ ongoing Mediator-facilitated settlement negotiations. ECF Nos. 41–46.

On June 17, 2022, the Federal Parties advised the Court that a global settlement of the Litigation had been reached and asked that the stay remain in place while the Settling Parties finalized the necessary settlement-related documentation to present to the Court for settlement approval. The Court approved the request on June 21, 2022. ECF Nos. 47, 48.

ii.	Friedmann Action

Plaintiff Alex Friedmann (“Friedmann”) sent his pre-suit demand on January 5, 2017. On January 31, 2017, Friedmann filed the Friedmann Action in the Chancery Court for Davidson County, Tennessee. On May 20, 2020, Shiva Y. Stein (“Stein”) intervened as an additional representative plaintiff in the Friedmann Action. On June 16, 2020, Alex Friedmann withdrew as a party to the Friedmann Action.

Like Federal Derivative Action Lead Plaintiff, Friedmann and Stein agreed to defer the Friedmann Action pending the Securities Action, and received substantially similar consideration for doing so. Friedman and Stein also coordinated document review and mediation- and settlement-related efforts with Federal Derivative Action Lead Plaintiff, participating in the mediations and settlement negotiations that resulted in the Settling Parties agreement to resolve the Litigation.

iii.	Whitehead Action

Plaintiff Chaundra Whitehead (“Whitehead”) sent her pre-suit demand on October 18, 2018. On January 25, 2019, Whitehead filed the Whitehead Action in Maryland State Court.

Like Federal Derivative Action Lead Plaintiff, Whitehead agreed to defer the Whitehead Action pending the Securities Action, and received substantially similar consideration for doing so. Whitehead also coordinated document review and mediation- and settlement-related efforts with Federal Derivative Action Lead Plaintiff, participating in the mediations and settlement negotiations that resulted in the Settling Parties agreement to resolve the Litigation.

iv.	The Reese Demand

Robert Reese (“Reese”) sent the Reese Demand on October 14, 2016. Through counsel, Reese agreed to defer consideration of his demand pending the Securities Action. Reese received substantially similar consideration for agreeing to defer as did the other Plaintiffs. Reese coordinated document review and mediation- and settlement-related efforts with Federal Derivative Action Lead Plaintiff, participating in the mediations and settlement negotiations that resulted in the Settling Parties agreement to resolve the Litigation.7

v.	The No Demand Action

On November 21, 2016 Delgrosso commenced the No Demand Action, pleading the futility of making a pre-suit demand. On February 5, 2018, Pellegrini filed another action pleading demand futility. On February 9, 2018 Gustafsson filed a third action pleading demand futility. On April 20, 2018, the Pellegrini Action and the Gustafsson Action were consolidated with the Delgrosso Action under the caption Delgrosso v. Ferguson, et al., Consolidated Case No. 16-1226-IV (Tenn. Chancery Ct.), and The Rosen Law Firm, P.A. and The Brown Law Firm, P.C. were appointed Co-Lead Counsel for plaintiffs in the No Demand Action. Plaintiffs in this No Demand Action agreed to defer their case pending the Securities Action, and received substantially similar consideration as plaintiffs in the Federal Derivative Action, Friedmann Action, Whitehead Action, and the Reese Demand. Co-Lead Counsel for plaintiffs in the No Demand Action reviewed documents produced in discovery in the Securities Action and participated in settlement negotiations and mediations resulting in the Settling Parties’ agreement to resolve the Litigation. Defendants deny that a pre-suit demand was or is futile.

[7]

In addition, Joseph Lipovich sent the Lipovich Demand on October 3, 2016, and Anne Marie Sibthorp sent the Sibthorp Demand on February 17, 2017. Neither of these shareholders filed derivative complaints or pursued their demands further, and the allegations and potential claims in those demands will be released in connection with the Settlement.

C.	Settlement Negotiations

Pursuant to the terms of the various deferral agreements entered into by the Settling Parties, Defendants invited Plaintiffs to a formal mediation addressing the Litigation, to be conducted concurrently with, but separate from, the mediation in the Securities Action, on February 28, 2019, in Corona del Mar, California. The mediation was supervised by the Mediator, who is a nationally recognized neutral with extensive experience litigating and mediating complex stockholder derivative and class actions.

Prior to the February 28, 2019, mediation, Federal Derivative Action Lead Plaintiff, Friedmann, and Reese prepared and submitted a detailed mediation statement referencing documents culled from the Securities Action production that had been produced to them to date by CoreCivic. Federal Derivative Action Lead Plaintiff, Friedmann, and Reese also presented a confidential, comprehensive settlement demand outlining, inter alia, detailed proposed corporate governance reforms ascertained through rigorous examination of the best corporate governance practices relevant to CoreCivic’s business and operations, and informed by the Company’s corporate governance documents, relevant filings with the U.S. Securities and Exchange Commission (“SEC”), and the documents produced to them to date by CoreCivic. Similarly, Whitehead and No Demand Action Plaintiffs separately prepared detailed mediation submissions and presented confidential, comprehensive settlement demands of their own in advance of the February 28, 2019 mediation.

While the February 28, 2019 mediation ended without a settlement, the Settling Parties, along with the parties in the Securities Action, agreed to return for a second in-person mediation. In advance of the second mediation, the Settling Parties continued to exchange confidential, formal settlement proposals, all of which continued to be overseen by the Mediator.

On May 31, 2019, the Setting Parties attended a second in-person mediation session with the Mediator in Corona del Mar, California. This mediation also ended without a settlement. Following the second mediation, Plaintiffs continued to analyze the substantial volume of documents generated in the Securities Action, as well as transcripts of depositions and other relevant testimony from the Securities Action. Plaintiffs also continued to monitor the progress of the Securities Action and remained in contact with the Mediator.

Then, on April 15, 2021, the parties to the Securities Action announced that they had reached an agreement in principle to settle the dispute. On May 26, 2021, the Settling Parties attended a third mediation session with the Mediator, via videoconference due to COVID-related health and safety concerns. In the weeks leading up to the third formal mediation session, the Settling Parties exchanged further confidential, formal settlement proposals and continued to attempt to negotiate the contours of a settlement. The Settling Parties also submitted supplemental mediation statements to the Mediator in advance of the third formal mediation session. The third formal mediation session ended without a settlement, but enough progress was made that the Settling Parties agreed to continue discussions, with the substantial oversight and involvement of the Mediator, and to secure additional litigation deferments from the various courts to facilitate such discussions.

Over the next several months, the Settling Parties continued their settlement negotiations with the Mediator’s assistance. Detailed written proposals and counter-proposals were exchanged and debated in numerous written and telephonic communications, which were overseen and facilitated by the Mediator. On or about October 1, 2021, the Settling Parties reached an agreement in principle on the material substantive terms of a global resolution of the Litigation, subject to Board review and approval. The substantive consideration for the Settlement is incorporated herewith as Exhibit A to this Stipulation.

After the Settling Parties reached an agreement in principle on the material substantive terms to resolve the Litigation, Plaintiffs’ Counsel and SLC Counsel, commenced negotiations regarding an appropriate award of attorneys’ fees and expenses commensurate with the value of the Settlement benefit and the contributions of Plaintiffs’ Counsel to the Settlement. The fee negotiations were facilitated and supervised by the Mediator, who was familiar with the complexity of the issues, risks, and challenges confronted by Plaintiffs, as well as the Plaintiffs’ Counsel’s efforts in securing the Settlement benefit. Following a number of exchanges through the Mediator, Plaintiffs’ Counsel and SLC Counsel, on behalf of the SLC, accepted the Mediator’s proposal, agreeing on the Fee and Expense Amount (as defined in Section 5.1 below) of $3.5 million.

Thereafter, the Settling Parties negotiated and finalized the formal operative terms of the Settlement as set forth in this Stipulation.

II.	PLAINTIFFS’ COUNSELS’ INVESTIGATION AND RESEARCH, PLAINTIFFS’ CLAIMS, AND THE BENEFIT OF SETTLEMENT

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Litigation have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and in light of the benefits of the Settlement as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trials and appeals, Plaintiffs have concluded that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the

Litigation against the Individual Defendants through trials and possible appeals. Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Litigation, as well as the difficulties and delays inherent in such litigation. Based upon their thorough investigation and evaluation of the relevant evidence, substantive law, procedural rules, and their assessment of the interests of CoreCivic and its shareholders, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement’s guarantee of substantial benefits conferred upon CoreCivic and its shareholders in the form of the Corporate Governance Reforms reflected in Exhibit A hereto (“Reforms”) is fair, reasonable and adequate consideration for forgoing the pursuit of a potentially superior recovery through further litigation, and serves the best interests of CoreCivic and its shareholders.

Plaintiffs’ Counsel attest that they conducted an investigation relating to the claims and the underlying events alleged in the Litigation, including, but not limited to: (i) reviewing and analyzing the CoreCivic’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (ii) reviewing and analyzing the investigations in publicly-available pleadings against CoreCivic related to the allegations in the Litigation; (iii) reviewing and analyzing the allegations contained in the related Securities Action; (iv) researching, drafting, and serving the shareholder demands; (v) researching, drafting, and filing shareholder derivative complaints; (vi) reviewing the 250,000 documents of internal corporate documents and more than twenty deposition transcripts produced to Plaintiffs by CoreCivic in connection with the Litigation; (vii) researching the applicable law with respect to the claims asserted (or which could be asserted) in the Litigation and the potential defenses thereto; (viii) researching corporate governance issues; (ix) the preparation and submission of detailed settlement demands and mediation statements in connection with the mediations; (x) attending the mediations; (xi) engaging in extensive settlement discussions with the Mediator and counsel for the Defendants and the SLC; and (xii) negotiating and drafting the settlement documentation for presentment to the Court.

Plaintiffs’ Counsel’s decision is further informed by their thorough analysis of the facts and law governing the applicable derivative standing and pleading requirements, substantive claims and defenses, and damages and disgorgement remedies. Plaintiffs’ Counsel’s assessment of the facts and legal issues material to their recommendation in favor of the Settlement was honed and refined in the course of drafting amended pleadings, preparing and submitting mediation statements and demands, and during the many months of substantive written and verbal exchanges with Defendants’ Counsel, SLC Counsel, and the Mediator.

Accordingly, Plaintiffs have agreed to settle the Litigation upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Litigation and deny any and all allegations of fault, wrongdoing, liability, or damages whatsoever. The Individual Defendants affirm that at all relevant times they acted properly, lawfully, in good faith, in full accord with their fiduciary duties, and in a manner they reasonably believed to be in the best interests of CoreCivic and its stockholders. Further, the Individual Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Litigation. The Individual Defendants deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to CoreCivic or its shareholders, or any wrongdoing whatsoever. The Individual Defendants maintain that they had and have meritorious defenses to all claims alleged in the Litigation. Without admitting the validity of any of the claims that Plaintiffs have asserted in the Litigation, or any liability with respect thereto, The Individual Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein. The Individual Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, and expense of further litigation of the Litigation. Neither this Stipulation, nor any of its terms or provisions, nor any act performed or document executed pursuant to or in furtherance of the Settlement: (a) is, may be construed as, or may be used as, an admission of, or evidence of, the truth or validity of (i) any of the Released Claims, (ii) any claims or allegations made in the Litigation, or (iii) any purported acts or omissions by the Defendants; (b) is, may be construed as, or may be used as, an admission of, or evidence of, (i) any fault, omission, negligence, or wrongdoing by the Defendants, or (ii) any concession of liability whatsoever; or (c) is, may be construed as, or may be used as, an admission of, or evidence of, a concession by any Individual Defendant of any infirmity in the defenses that Defendants asserted or could have asserted in the Litigation, or otherwise.

IV.	BOARD APPROVAL

The independent non-defendant members of CoreCivic’s Board have unanimously approved a resolution reflecting its determination, in a good faith exercise of its business judgment, that: (a) litigation and settlement efforts in the Litigation are the primary factor in the Board’s agreement to adopt, implement, and maintain the Reforms for the agreed term, and that the Reforms would not have been implemented and/or maintained but for Plaintiffs’ efforts; (b) the Reforms confer substantial benefits on the Company and its shareholders; and (c) the settlement is fair, reasonable, and in the best interests of the Company and its shareholders.

V.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

Plaintiffs (for themselves and derivatively on behalf of CoreCivic), the Individual Defendants, and nominal defendant CoreCivic, by and through their respective counsel or attorneys of record, hereby stipulate and agree that, subject to approval by the Court, in consideration of the benefits flowing to the Settling Parties hereto, the Litigation and all of the Released Claims shall be fully, finally, and forever compromised, settled, released, discharged, and dismissed with prejudice and with full preclusive effect as to all Settling Parties, upon the terms and subject to the conditions set forth herein as follows:

1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below. In the event of any inconsistency between any definition set forth below and any definition set forth in any document in the form of the exhibits to this Stipulation, the definition set forth below shall control.

1.1	“Board” means the CoreCivic Board of Directors.

1.2

“CoreCivic” or the “Company” means nominal defendant CoreCivic, Inc. (f/k/a Corrections Corporation of America), and includes all of its subsidiaries, predecessors, successors, affiliates, officers, directors, employees, and agents.

1.3	“Court” refers to the United States District Court for the Middle District of Tennessee.

1.4

“Current CoreCivic Shareholders” means any Person who owns CoreCivic common stock as of the date of the execution of this Stipulation and continues to hold their CoreCivic common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of CoreCivic, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

1.5	“Defendants” means, collectively, the Individual Defendants and nominal defendant CoreCivic.

1.6	“Defendants’ Counsel” means (i) Riley & Jacobson, PLC and (ii) Latham & Watkins LLP.

1.7	“Effective Date” means the first date by which all of the events and conditions specified in 6.1 herein have been met and have occurred.

1.8	“Federal Derivative Action” means, In re CoreCivic, Inc. Shareholder Derivative Litigation, Lead Case No. 3:16-CV-03040 pending in the U.S. District Court for the Middle District of Tennessee.

1.9

“Fee and Expense Amount” means the terms of the sum to be paid to Plaintiffs’ Counsel and for their attorneys’ fees and expenses, as detailed in 5.1, et seq. of this Stipulation, subject to approval by the Court.

1.10

“Final” means the date upon which the last of the following shall occur with respect to the Final Order and Judgment approving this Stipulation, substantially in the form of Exhibit E attached hereto: (1) the expiration of the time to file a notice of appeal from the Judgment; or (2) if an appeal has been filed, the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and expenses or the payment of service awards to the Plaintiffs. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys’ fees, costs, or expenses, or the payment of service awards to the Plaintiffs shall not in any way delay or preclude the Judgment from becoming Final.

1.11

“Individual Defendants” means collectively Damon T. Hininger, David M. Garfinkle, Todd J. Mullenger, Donna M. Alvarado, William F. Andrews, Dennis W. DeConcini, Robert J. Dennis, Mark A. Emkes, John D. Ferguson, Stacia Hylton, John R. Horne, C. Michael Jacobi, Anne L. Mariucci, Thurgood Marshall, Jr., Charles L. Overby, John R. Prann, Jr., Anthony L. Grande, Harley G. Lappin, Henri L. Wedell, and Joseph V. Russell.

1.12	“Final Order and Judgment” means the final order judgment to be entered by the Court, substantially in the form attached hereto as Exhibit E.

1.13	“Lipovich Demand” means the litigation demand letter sent by Shareholder Joseph Lipovich on or about October 3, 2016.

1.14	“Litigation” means: (i) the Federal Derivative Action; (ii) the State Derivative Actions; and (iii) the Reese Demand.

1.15	“Maryland State Court” means the Maryland Circuit Court for Baltimore City.

1.16	“Mediator” means Gregory P. Lindstrom of Phillips ADR.

1.17	“Notice” means the Notice of Proposed Derivative Settlement and of Settlement Hearing, substantially in the form of Exhibit C attached hereto.

1.18

“Person(s)” means an individual, corporation, limited liability company, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and their spouses, heirs, predecessors, successors, administrators, parents, subsidiaries, affiliates, representatives, or assignees.

1.19	“Plaintiffs” means, collectively, David Zaborny, Betty S. Jackson, Shiva Y. Stein, Robert Reese, Chaundra Whitehead, Barbara Delgrosso, Gregory Pellegrini, and Anders Gustafsson.

1.20

“Plaintiffs’ Counsel” means: (i) Johnson Fistel, LLP; (ii) The Weiser Law Firm; (iii) Pomerantz, LLP; (iv) Robbins LLP; (v) Promisloff Law, P.C.; (vi) The Rosen Law Firm; (vii) The Brown Law Firm, P.C.; and (viii) and other counsel for Plaintiffs listed on the pleadings in the Litigation.

1.21

“Preliminary Approval Order” means the Order to be entered by the Court, substantially in the form of Exhibit B attached hereto, preliminarily approving the terms and conditions of the Settlement as set forth in this Stipulation, directing that Notice be provided to Current CoreCivic Shareholders, and scheduling a Settlement Hearing to consider whether the Settlement, Fee and Expense Amount, and Plaintiff service awards should be finally approved.

1.22	“Reese Demand” means the litigation demand letter sent by Shareholder Robert Reese on or about October 14, 2016.

1.23

“Related Person(s)” means each of a Person’s past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, divisions, subsidiaries, officers, directors, shareholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other person or entity acting or purporting to act for or on behalf of any Person, and each of their respective predecessors, successors, and assigns.

1.24

“Released Claim(s)” means collectively all claims (including Unknown Claims), demands, debts, losses, damages, duties, rights, disputes, actions, causes of action, liabilities, obligations, judgments, suits, matters, controversies, proceedings, or issues, of any kind, nature, character, or description whatsoever (and including, but not limited to, any claims for damages, whether compensatory, consequential, special, punitive, exemplary, or otherwise, and any and all fees, costs, interest, expenses, or charges), whether known or unknown, contingent or absolute, suspected or unsuspected, foreseen or unforeseen, disclosed or undisclosed, concealed or hidden, apparent or not apparent, accrued or unaccrued, matured or unmatured, liquidated or not liquidated, asserted or unasserted, at law or in equity, that have been asserted, could have been asserted, or in the future could be asserted against any Released Persons in the Litigation, or in any other court, tribunal, forum, or proceeding, based upon, arising from, or in any way related to the transactions or occurrences referenced in the Litigation (including without limitation claims of fraud, breach of any duty, negligence, gross negligence, mismanagement, gross mismanagement, corporate waste, abuse of control, unjust enrichment, disgorgement, recoupment, contribution, indemnification, and violations of federal securities laws, whether individual, class, direct, derivative, representative, legal, equitable, or any other type, and arising under United States federal, state or local law, foreign law, common law, statutory law, administrative law, rule, regulation, or at equity).

1.25	“Released Person(s)” means collectively each and all of the Defendants and the Defendants’ Related Persons. “Released Person” means, individually, any of the Released Persons.

1.26

“Releasing Person(s)” means Plaintiffs (for themselves and derivatively on behalf of CoreCivic), Current CoreCivic Shareholders, and each of Plaintiffs’ and Current CoreCivic Shareholders’ Related Persons.

1.27	“Settling Parties” means, collectively, Plaintiffs (on behalf of themselves and derivatively on behalf of CoreCivic), Individual Defendants, and nominal defendant CoreCivic.

1.28	“Settlement” means the agreement, terms, and conditions contained in this Stipulation and its exhibits.

1.29

“Settlement Hearing” means a hearing by the Court to review the adequacy, fairness, and reasonableness of the Settlement set forth in this Stipulation and to determine: (i) whether to enter the Judgment; and (ii) all other matters properly before the Court.

1.30	“Shareholder Demands” means collectively the Reese Demand, Lipovich Demand, and Sibthorp Demand.

1.31	“Sibthorp Demand” means the litigation demand letter sent by Shareholder Anne Marie Sibthorp on or about February 17, 2017.

1.32	“SLC” refers to the Special Litigation Committee appointed by the Board in connection with the Litigation.

1.33	“SLC Counsel” refers to Jones Day.

1.34

“State Derivative Actions” means (i) Friedmann v. Emkes, et al., No. 17-96-I; (ii) Whitehead v. Hininger, et al., No. 24-C-19-000501 OT (Md. Cir. Ct. Balt. City); and (iii) Delgrosso v. Ferguson, et al., (Consolidated Case No. 16-1228-IV) (Tenn. Ch., Davidson Cnty.)

1.35	“Stipulation” means this Stipulation and Agreement of Settlement, dated September 9, 2022.

1.36	“Summary Notice” means the Summary Notice of Proposed Derivative Settlement, substantially in the form of Exhibit D attached hereto.

1.37	“Tennessee State Court” means the Chancery Court for Davidson County, Tennessee.

1.38

“Unknown Claims” means any claim a Person does not know or suspect to exist in his, her, or its favor at the time of the releases provided for herein, including claims which, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons as described herein, or might have affected his, her, or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Releasing Persons shall expressly waive, and shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits conferred by or under California Civil Code §1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to §1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

The Settling Parties shall expressly waive, and the Releasing Persons shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any United States federal law or any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent in effect to California Civil Code § 1542. The Settling Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true by them with respect to the released claims, but it is the intention of the Settling Parties completely, fully, finally, and forever to compromise, settle, release, discharge, and extinguish any and all of the Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which now exist, heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of additional or different facts, and based upon any theory of law or equity, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule. The Settling Parties acknowledge, and the Releasing Persons shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and was a material element of the Settlement.

2.	Terms of the Settlement

2.1 Within sixty (60) days of entry of the Final Order and Judgment, CoreCivic shall adopt the Reforms for a period of at least four (4) years following the later of (i) their adoption or (ii) the Effective Date (defined herein) of the Settlement (the “Minimum Term”), except for modifications required by applicable law, regulation, or fiduciary duty to CoreCivic.

2.2 If a corporate governance provision addressed in Exhibit A hereto is eliminated or modified, the Board shall within sixty business days adopt a replacement provision that accomplishes substantially the same objective; provided, however, that no such replacement provision need be adopted if, in the reasonable, good faith business judgment of a majority of the Board’s independent directors, it is not possible to do so in a manner consistent with the law (“Modification Provision”). Any changes deemed material to the Company by the Board in its business judgment that are made pursuant to the Modification Provision above shall be reported in the Company’s next regularly scheduled quarterly or annual filing with the SEC. By entering into this Stipulation, the Board hereby certifies that it is not currently aware of any modifications required by applicable law, regulation, or fiduciary duty to CoreCivic that would require the Board to eliminate or modify any of the Reforms detailed in Exhibit A hereto per the Modification Provision.

2.3 Nothing in the Stipulation shall be construed to circumscribe, modify, or alter the Reforms or the Board’s authority or its fiduciary and other legal duties under all applicable law to make decisions regarding the Company, its officers and directors, or other matters subject to the Board’s discretion and good faith exercise of business judgment.

2.4 The Board shall pass resolutions ensuring adequate funding for the costs of implementing and maintaining the Reforms. CoreCivic’s management, in conjunction with the appropriate Board committee, shall review and approve annual budgets for funding the Reforms, and shall ensure the proper and effective use of funding for the Reforms. CoreCivic shall certify annually the reasonableness and adequacy of funding of the Reforms.

3.	Approval and Notice

3.1 Within five (5) business days after the execution of this Stipulation, Plaintiffs in the Federal Derivative Action shall submit this Stipulation, together with its exhibits, to the Court and apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit B attached hereto, requesting, inter alia: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the method of providing notice of the proposed Settlement to Current CoreCivic Shareholders; (iii) approval of the form of Notice and Summary Notice attached hereto as Exhibit C and the Summary Notice attached hereto as Exhibit D; and (iv) a date for the Settlement Hearing.

3.2 Within five (5) business days after the filing of this Stipulation with the Court, the parties in the State Derivative Actions shall notify the Tennessee State Court and the Maryland State Court of the pendency of the Settlement, attaching a courtesy copy of this Stipulation and its exhibits and informing the State Derivative Actions that the parties therein are parties to the Settlement. In the event the Court enters the Final Order and Judgment and the Final Order and Judgment become Final, within five (5) business days thereafter, the parties in the State Derivative Actions will file (i) a motion asking the Tennessee State Court to dismiss the action with prejudice and (ii) a stipulation of dismissal signed by all parties to the claims being dismissed with prejudice in the Maryland State Court action.

3.3 Within ten (10) business days after the entry of the Preliminary Approval Order, CoreCivic shall cause: (i) the publication of the Summary Notice (Exhibit D hereto) one time in Investor’s Business Daily online edition; (ii) the posting of the Notice (Exhibit C hereto) and the Stipulation (including exhibits) on the “Investor Relations” portion of the Company’s website, the address of which will be contained in the Notice and which posting shall be maintained through the date of the Settlement Hearing; and (iii) the filing with the SEC of a Current Report on Form 8-K, attaching the Notice (Exhibit C hereto) and the Stipulation (including exhibits). CoreCivic shall pay all costs of this notice program, or any other form and manner of notice as may be required by the Court. The Settling Parties agree that the content and manner of notice set forth herein constitutes adequate and reasonable notice to Current CoreCivic Shareholders under applicable law and consistent with due process standards. Before the Settlement Hearing, Defendants’ Counsel shall file with the Court a declaration confirming the effectuation of the notice program as ordered by the Court.

3.4. Federal Derivative Action Lead Counsel shall request that the Court hold the Settlement Hearing to approve the Settlement and the Fee and Expense Amount and Plaintiffs’ service awards at least forty-five (45) calendar days after the notice program detailed in 3.3 above is given.

3.5 Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and all other Persons are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim against any of the Released Persons.

4.	Releases

4.1 Upon the Effective Date, the Releasing Persons (on behalf of themselves and derivatively on behalf of CoreCivic) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Persons from the Released Claims. The Releasing Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from initiating, instituting, commencing, maintaining, or prosecuting any of the Released Claims against any of the Released Persons. Upon final approval of the Settlement, the Releasing Persons shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law, or principle of common law, which may have the effect of limiting the foregoing release. The foregoing release shall include a release of Unknown Claims.

4.2 Upon the Effective Date, Defendants and each of the other Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs and Plaintiffs’ Counsel from all claims, sanctions, actions, liabilities, or damages arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Released Claims. The foregoing release shall include a release of Unknown Claims.

4.3 Notwithstanding 4.1 through 4.2 above, nothing in the Stipulation or the Judgment shall provide a release of any claims to enforce this Stipulation, the Settlement, or the Judgment or bar any action by any Settling Party to enforce the terms of the Stipulation, the Settlement, or the Judgment. In addition, nothing in 4.1 through 4.2 above is intended to release any rights to indemnification, insurance coverage, or advancement of expenses that any Released Person has or may have under any insurance policy, contract, bylaw, or charter provision, or under Tennessee law, including, but not limited to, any rights any Released Person has or may have related to any pending or threatened civil or government proceedings.

5.	Separately Negotiated Fee and Expense Amount and Service Awards

5.1 In recognition of the benefits provided to CoreCivic and the Current CoreCivic Shareholders as a result of the Settlement, CoreCivic has agreed to pay to Plaintiffs’ Counsel an award of attorneys’ fees and expenses in the total amount of $3.5 million (the “Fee and Expense Amount”), subject to approval by the Court. The Settling Parties mutually agree that the Fee and Expense Amount is fair and reasonable in light of the benefits conferred upon CoreCivic and the Current CoreCivic Shareholders by the Settlement.

5.2 The Fee and Expense Amount shall be transferred to an escrow account (the “Escrow Account”) held by Johnson Fistel LLP, as receiving agent for Plaintiffs’ Counsel within the later of thirty (30) calendar days after (a) entry of the Preliminary Approval Order by the Court or (b) receipt by Defendants’ Counsel of the appropriate payment instructions and the W-9. Defendants and Defendants’ Counsel shall have no responsibility for, nor bear any risk or liability with respect to, the Escrow Account, its operation, and any taxes or expenses incurred in connection with the Escrow Account. Plaintiffs’ Counsel shall be solely responsible for any administrative costs associated with the Escrow Account as well as the filing of all informational and other tax returns with the Internal Revenue Service, or any other state or local taxing authority, as may be necessary or appropriate.

5.3 The Fee and Expense Amount shall remain in the Escrow Account until the entry of the Judgment by the Court finally approving the Settlement, at which time the Fee and Expense Amount shall be immediately releasable to Plaintiffs’ Counsel. Should the Court order the payment of attorneys’ fees and expenses in an amount less than the agreed Fee and Expense Amount, then only the Court-approved amount, plus interest earned thereon, shall be released to Plaintiffs’ Counsel from the Escrow Account, and all remaining amounts shall be returned to CoreCivic within the later of thirty (30) calendar days of the entry of the Judgment or (b) receipt by Plaintiffs’ Counsel of the appropriate payment instructions and the W-9.

5.4 Payment of the Fee and Expense Amount shall constitute final and complete payment for all of Plaintiffs’ Counsel’s attorneys’ fees and expenses in connection with the Litigation. Plaintiffs’ Counsel shall allocate the Fee and Expense Amount among themselves. Plaintiffs’ Counsel agree that any disputes regarding the allocation of the Fee and Expense Amount among them shall be presented to and be mediated by the Mediator, and if mediation is unsuccessful, decided on a final, binding, non-appealable basis by the Mediator, on the terms and subject to the processes and procedures set forth by the Mediator in his sole discretion. The Mediator’s fees and costs for any such mediation and/or arbitration shall be borne solely by Plaintiffs’ Counsel, and split evenly among Plaintiffs’ Counsel. Defendants and Defendants’ Counsel shall have no responsibility for the allocation or distribution of the Fee and Expense Amount amongst Plaintiffs’ Counsel. Defendants shall have no obligation to make any payment to Plaintiffs’ Counsel other than the payment to the Escrow Account by CoreCivic provided in 5.1-5.2 herein.

5.5 If for any reason any condition in 6.1 is not met, if the Stipulation does not become effective or is in any way canceled or terminated, or if the Judgment does not become Final (individually or collectively, a “Triggering Event”), each of Plaintiffs’ Counsel (and each of their successors) shall be obligated to repay to CoreCivic, within thirty (30) calendar days of the Triggering Event, the amount of the Fee and Expense Amount, or part thereof, that they received respectively. To the extent all or any remaining portion of the Fee and Expense Amount remains in the Escrow Account at the time of a Triggering Event, then Plaintiffs’ Counsel will return all (or any remaining portion) of the Fee and Expense Amount to CoreCivic (with the interest accrued thereon) within thirty (30) calendar days of the Triggering Event.

5.6 The Escrow Account, Johnson Fistel LLP (as receiving agent), and each of Plaintiffs’ Counsel who receives any portion of the Fee and Expense Amount shall be subject to the Court’s jurisdiction for the purposes of enforcing paragraph 5.5 herein or any other of the provisions herein related to the Fee and Expense Amount.

5.7 Except as otherwise provided herein, each of the Settling Parties shall bear his, her, or its own costs and attorneys’ fees.

5.8 In light of the benefits they have helped to create for all Current CoreCivic Shareholders, each of the Plaintiffs may apply for Court-approved service awards in the amount of $2,000.00 each (the “Service Awards”). The Service Awards shall be funded exclusively from the Fee and Expense Amount. Defendants shall take no position on whether the Court should approve the Service Awards, and Defendants shall have no obligation to pay any such Service Award.

6.	Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination

6.1 The Effective Date of the Stipulation shall be conditioned upon the occurrence of all of the following events:

(i) Court approval of the Settlement and approval of the content and method of providing notice of the proposed Settlement to Current CoreCivic Shareholders, and the subsequent dissemination of the notice to Current CoreCivic Shareholders;

(ii) Court entry of the Judgment, in all material respects in the form set forth as Exhibit E annexed hereto, approving the Settlement and dismissing the Federal Derivative Action with prejudice, without awarding costs to any party, except as provided herein;

(iii) the payment of the Fee and Expense Amount in accordance with 5.1-5.2 hereof;

(iv) the passing of the date upon which the Judgment becomes Final; and

(v) Dismissal with prejudice of the State Derivative Actions and withdrawal of the Reese Demand.

6.2 If any of the conditions specified in 6.1 are not met, then the Stipulation shall be canceled and terminated subject to 6.4, and the Settling Parties shall be restored to their respective positions in the Litigation as of the date immediately preceding the date of this Stipulation, unless Plaintiffs’ Counsel and Defendants’ Counsel mutually agree in writing to proceed with the Stipulation. Notwithstanding anything herein to the contrary, an order or proceeding relating to the Fee and Expense Amount, or any appeal from any order relating thereto (or reversal or modification thereof), shall not operate to cancel the Stipulation, allow for the termination of the Settlement, or affect or delay the finality of the Judgment.

6.3 In the event that the Stipulation is not approved by the Court, or the Settlement is terminated for any reason, including pursuant to 6.2 above, all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by any of the Settling Parties of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Litigation. In such event, the terms and provisions of the Stipulation, with the exception of 1.1-1.38, 5.5, 5.6, 6.2, 6.3, 8.4, 8.5, 8.6, 8.9, 8.10, 8.11, 8.14, 8.15, 8.16, and 8.17 of this Section V, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Litigation for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

6.4 Within five (5) business days of the date that the Judgment becomes Final, the parties in the State Derivative Actions shall file the necessary documents to dismiss the State Derivative Actions with prejudice in accordance with local rules. Within five (5) business days of the date that the Judgment becomes Final, Shareholder Robert Reese shall withdraw the Reese Demand in writing to Defendants’ Counsel and SLC Counsel. The Settling Parties agree to cooperate to accomplish the terms as set forth herein.

7.	Bankruptcy

7.1 In the event any proceedings by or on behalf of CoreCivic, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals to effectuate this Stipulation in a timely and expeditious manner.

7.2 In the event of any Bankruptcy Proceedings by or on behalf of CoreCivic, the Settling Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases, and approvals from the Bankruptcy Court to carry out the terms and conditions of the Stipulation.

8.	Miscellaneous Provisions

8.1 The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

8.2 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Litigation. The Settling Parties further agree that the terms of the Settlement were negotiated in good faith and at arm’s length by the Settling Parties and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with competent legal counsel. Except in the event of termination of the Settlement, the Settling Parties agree not to assert under Rule 11 of the Federal Rules of Civil Procedure or any similar law, rule, or regulation, that the Litigation or the Reese Demand were brought or defended in bad faith or without a reasonable basis.

8.3 Each of the Individual Defendants expressly denies and continues to deny all allegations of wrongdoing, liability, or damages against himself or herself arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Litigation.

8.4 Whether or not the Settlement is approved by the Court, and whether or not the Settlement is consummated, the fact and terms of this Stipulation (including any exhibits attached hereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement):

(a) shall not be offered, received, or used in any way against the Settling Parties as evidence of, or be deemed to be evidence of, (i) a presumption, concession, or admission by any of the Settling Parties with respect to the truth of any fact alleged by Plaintiffs, or (ii) the validity, or lack thereof, of any claim that has been or could have been asserted or raised in the Litigation or in any other litigation, (iii) the deficiency or infirmity of any defense that has been or could have been asserted or raised in the Litigation or in any other litigation or (iv) any fault, wrongdoing, negligence, or liability of any of the Released Persons;

(b) shall not be offered, received, or used in any way (i) against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any Released Person, or (ii) against Plaintiffs as evidence of any infirmity in their claims;

(c) shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, omission, or wrongdoing, or in any way referred to for any other reason as against the Released Persons in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal.

8.5 Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation, or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement; provided, however, that the Released Persons may refer to the Settlement, and file the Stipulation, the Court order approving the Stipulation, and/or the Judgment, in any action that may be brought against them to effectuate the protections granted them hereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or claim under United States federal or state law or foreign law.

8.6 The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.7 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all the Settling Parties or their respective successors-in-interest. Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any provisions of this Stipulation.

8.8 This Stipulation and the exhibits attached hereto represent the complete and final resolution of all disputes among the Settling Parties with respect to the Litigation and the Reese Demand, constitute the entire agreement among the Settling Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.

8.9 The waiver by one party of any breach of the Settlement by any other party shall not be deemed a waiver of any other prior or subsequent breach of the Settlement. The provisions of the Settlement may not be waived except by a writing signed by the affected party, or counsel for that party.

8.10 The headings in the Stipulation and its exhibits are used for the purpose of convenience only and are not meant to have legal effect.

8.11 The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties, the Released Persons, and the Releasing Persons. The Settling Parties agree that this Stipulation will run to their respective successors-in-interest, and they further agree that any planned, proposed, or actual sale, merger or change-in-control of CoreCivic shall not void this Stipulation, and that in the event of a planned, proposed, or actual sale, merger, or change-in-control of CoreCivic they will continue to seek final approval of this Stipulation expeditiously, including, but not limited to, the Settlement terms reflected in this Stipulation and the Fee and Expense Amount.

8.12 The Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Tennessee and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Tennessee without giving effect to that State’s choice of law principles. No representations, warranties, or inducements have been made to any party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

8.13 This Stipulation shall not be construed more strictly against one Settling Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Settling Parties, it being recognized that it is the result of arm’s-length negotiations among the Settling Parties and all Settling Parties have contributed substantially and materially to the preparation of this Stipulation.

8.14 All agreements made and orders entered during the course of the Litigation relating to the confidentiality of information and documents shall survive this Stipulation.

8.15 Nothing in this Stipulation, or the negotiations or proceedings relating to the Settlement, is intended, or shall be deemed, to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, the accountants’ privilege, or work product immunity; further, all information and documents transmitted between Plaintiffs’ Counsel, on the one hand, and Defendants’ Counsel, on the other hand, in connection with the Settlement shall be kept confidential and shall be inadmissible in any proceeding in any United States federal or state court, or other tribunal or otherwise, in accordance with Rule 408 of the Federal Rules of Evidence as if such Rule applied in all respects in any such proceeding or forum.

8.16 The Settling Parties intend that the Court retain jurisdiction for the purpose of effectuating and enforcing the terms of the Settlement.

8.17 Each Person executing the Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so. The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and their Related Persons.

IN WITNESS WHEREOF, the Settling Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of September 9, 2022.

THE WEISER LAW FIRM, P.C

/s/ James M. Ficaro
James M. Ficaro 200 Barr Harbor Dr., Suite 400
West Conshohocken, Pennsylvania 19428
Phone: (610) 225-2677
Fax: (610) 408-8062 jmf@weiserlawfirm.com

Co-Lead Counsel for Plaintiffs in the Federal Derivative Action

JOHNSON FISTEL, LLP

/s/ Michael I. Fistel, Jr.
Michael I. Fistel, Jr.
Murray House 40 Powder Springs Street
Marietta, GA 30064
Phone: (770) 200-3104
Facsimile: (770) 200-3101
Email: michaelf@johnsonfistel.com

Co-Lead Counsel for Plaintiffs in the Federal Derivative Action

POMERANTZ LLP

/s/ Gustavo F. Bruckner
Gustavo F. Bruckner 600 Third Avenue,
New York, NY 10016
Phone: (212) 661-1100
Facsimile: (917) 463-1044
Email: gfbruckner@pomlaw.com

Lead Counsel in Friedmann Action

ROBBINS LLP

/s/ Shane P. Sanders
Shane P. Sanders 5040 Shoreham Place
San Diego, CA 92122
Phone: (619) 525-3990
Facsimile: (619) 525-3991
Email: SSanders@robbinsllp.com

PROMISLOFF LAW, P.C.

/s/ David M. Promisloff
David M. Promisloff 5 Great Valley Pkwy., Suite 210
Malvern, PA 19355
Phone: (215) 259-5156
Facsimile: (215) 600-2642
Email: David@prolawpa.com

Counsel for Robert Reese

THE ROSEN LAW FIRM, P.A.

/s/ Phillip Kim
Phillip Kim 275 Madison Avenue, 40th Floor
New York, NY 10016
Phone: (212) 686-1060
Facsimile: (212) 202-3827
Email: pkim@rosenlegal.com

Co-Lead Counsel for Plaintiffs in the No Demand Action

THE BROWN LAW FIRM, P.C.

/s/ Timothy Brown
Timothy Brown 767 Third Avenue, Suite 2501
New York, NY 10017
Phone: (516) 922-5427
Facsimile: (516) 344-6204
Email: tbrown@thebrownlawfirm.net

Co-Lead Counsel for Plaintiffs in the No Demand Action

RILEY & JACOBSON, PLC

/s/ Milton S. McGee III
Steven A. Riley (TN#6258)
Milton S. McGee III (TN #24150) 1906 West End Ave.
Nashville, TN 37203
Phone: (615) 320-3700
Email: sriley@rjfirm.com tmcgee@rjfirm.com

Counsel for Defendants

EXHIBIT A

CORPORATE REFORMS

I.	MINIMUM TERM; ADEQUATE FUNDING; CAUSATION

Within sixty (60) days of entry of a final order and judgment approving the settlement, CoreCivic f/k/a Corrections Corporation of America (“CoreCivic,” or the “Company”) shall adopt the Reforms for a period of at least four (4) years following the later of (i) their adoption or (ii) the Effective Date (as that term is defined in the Stipulation) of the settlement (the “Minimum Term”), except for modifications required by applicable law, regulation, or fiduciary duty to CoreCivic. If a corporate governance provision addressed herein is eliminated or modified, the Company’s Board of Directors (the “Board”) shall within sixty (60) business days adopt a replacement provision that accomplishes substantially the same objective; provided, however, that no such replacement provision need be adopted if, in the reasonable, good faith business judgment of a majority of the Board’s independent directors, it is not possible to do so in a manner consistent with the law (“Modification Provision”). Any changes deemed material to the Company by the Board in its business judgment that are made pursuant to the Modification Provision above shall be reported in the Company’s next regularly scheduled quarterly or annual filing with the U.S. Securities and Exchange Commission (the “SEC”). The Board shall certify at the time of execution of any Settlement Agreement that it is not currently aware of any modifications required by applicable law, regulation, or fiduciary duty to CoreCivic that would require the Board to eliminate or modify any of the Reforms detailed herein per the Modification Provision. The Board shall pass resolutions ensuring adequate funding for the costs of implementing and maintaining the Reforms. CoreCivic’s management, in conjunction with the appropriate Board committee, shall review and approve annual budgets for funding the Reforms, and shall ensure the proper and effective use of funding for the Reforms. CoreCivic shall certify annually the reasonableness and adequacy of funding of the Reforms.

CoreCivic acknowledges that the independent non-defendant members of the Company’s Board have unanimously approved a resolution reflecting their determination, in a good faith exercise of their business judgment, that: (a) litigation and settlement efforts in the Derivative Actions are the primary factor in the Board’s agreement to adopt, implement, and maintain the Reforms for the agreed term, and that the Reforms would not have been implemented and/or maintained but for derivative shareholders’ efforts; (b) the Reforms confer substantial benefits on the Company and its stockholders; and (c) the settlement is fair, reasonable, and in the best interests of the Company and its stockholders.

II.	CREDIT FOR REFORMS AT CORECIVIC

CoreCivic and CoreCivic’s Board acknowledge that the filing, prosecution, and resolution of the Derivative Actions1 was a contributing factor in the following changes to the Company’s policies and governance since April 14, 2018, which policies and procedures will remain in place for at least three (3) years.

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References herein to the “Derivative Actions” are to the following actions: (i) In Re CoreCivic, Inc. Shareholder Derivative Litigation, (Lead Case No. 3:16-cv-03040) (M.D. Tenn.); (ii) Friedmann v. Emkes, et al., (No. 17-96-I) (Tenn. Ch., Davidson Cnty.); (iii) Whitehead v. Hininger, et al., No. 24-C-19-000501 OT (Md. Cir. Ct., Balt. City); (iv) Delgrosso v. Ferguson, et al., (Consolidated Case No. 16-1228-IV) (Tenn. Ch., Davidson Cnty.); and (v) Shareholder Demand issued on behalf of Robert Reese.

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•	Annual ESG Reports and Human Rights Risk Assessment

In May 2019, the Company released its first Environmental, Social, and Governance (“ESG”) report, which tracked CoreCivic’s progress towards certain societal, operational, and governance goals in 2018—in order to demonstrate transparency and the Company’s commitment to ESG-related goals. Among other things, the 2018 ESG report detailed CoreCivic’s commitment to quality assurance and facility oversight, noted the Company’s 2019 goal of “contract compliance[,]” and disclosed employee hiring, salary, training, and retention information. In 2020, the Company published its 2019 ESG report, providing further information on CoreCivic’s prison policies and programs and acknowledging “certain human-rights related allegations concerning our facility operations.” To that end, the 2019 ESG report provided details on the Company’s human rights risk assessment and its methodology, which the Company conducted for the first time in 2019. Moreover, the 2019 ESG report highlighted human rights as a key focus for 2020. The Company has issued a 2020 ESG report and shall issue reports focused on ESG issues annually throughout the Minimum Term;

•	Changes to the Executive Committee Charter

Adopting and approving the Company’s Executive Committee Charter on February 20, 2020 which, inter alia, mandated that at least one of the Committee’s members be an “independent director” and required the Committee to review the Charter at least once each year. Moreover, the Charter also provides that, at the Company’s expense, the Committee may engage independent advisors including, inter alia, risk management advisors as the Committee deems appropriate to carry out its responsibilities;

•	Changes to the Risk Committee Charter

Adopting and approving the Company’s Risk Committee Charter on February 20, 2020 which, inter alia, mandated that the Committee review and discuss the Company’s Environmental, Social, and Governance Reporting Program with management;

•	Changes to Executive Compensation

In 2019, the Compensation Committee determined that the competitiveness of the Company’s annual cash incentive plan for attracting, retaining and motivating qualified, knowledgeable and talented executives, as well as its alignment with the Company’s growth, investment and diversification strategies, would be improved by, among other things not relevant here, subjecting the cash incentive for named executive officers (as identified in the Company’s annual proxy statements) to a modifier based on the achievement of strategic business goals. The specific strategic business goals are identified in the Company’s annual proxy statement each year and are directly tied to achievements in the areas of human rights, rehabilitation, re-entry into society, and reduction of recidivism.

•	Nominating and Governance Committee Charter Posted on Company’s Website

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III.	CORPORATE GOVERNANCE REFORMS

A.	Operational Reforms

CoreCivic and its Board acknowledge that the filing, prosecution, and resolution of the Derivative Actions was the primary cause of the Board’s decision to adopt, implement, and maintain the following improvements to CoreCivic’s policies, governance, and business ethics practices for four (4) years, and that such Reforms confer substantial benefits on the Company and its shareholders. The Risk Committee shall oversee implementation of these reforms, which will be implemented and monitored by management in the legal and operations departments. Legal and operations departments will ensure timely reports are made to the Risk Committee about material issues related to these reforms.

1.	Staffing Policies and Procedures

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Maintain staffing at CoreCivic’s Federal Bureau of Prisons (“BOP”) prison facilities (“BOP Facilities”) consistent with the terms contained in the applicable BOP contract. Consistent with this provision:

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Ensure staffing plan identifies all posts and positions, the adequate number and qualification of staff to cover each post and position, adequate shift relief, and coverage for vacations, consistent with the terms of the applicable BOP contract. Ensure the staffing plan identifies requisite number of physicians on location consistent with the terms of the applicable BOP contract; and

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Ensure that medical staffing plan and supervision is sufficient to adequately supervise and care for inmates, and allow for the safe operation of BOP Facilities, consistent with the terms of the applicable BOP contract.

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To the extent that there is noncompliance with the applicable BOP contract, the legal and operations departments will create a corrective action plan (“CAP”) and obtain any contract-required approval from the BOP and track progress toward remediation. Legal and operations departments shall implement any such CAP. All material noncompliance, material CAP, and material progress reports related to same shall be reported by legal and operations departments to the Risk Committee.

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•	Continue implementing verification systems to track employee hours and presence at BOP Facilities. Consistent with this provision:

•	Continue to track employee presence at BOP Facilities through a badge-in, badge-out procedure that all CoreCivic staff must adhere to whenever they enter and exit BOP Facilities.

•	Continue to track nonprofessional employee hours and overall time worked at BOP Facilities through a verification system at the facility level.

•	Enhance existing programs related to employee recruitment and retention at BOP Facilities that will:

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Evaluate and improve career incentives for employees of BOP Facilities consistent with legal and contractual requirements. These incentives include access to professional development provided by the Company’s corporate university, opportunities to apply to the corporate college scholarship program; and internal job postings for career advancement;

•	Offer employees competitive opportunity for promotion within the BOP Facilities consistent with legal and contractual requirements; and

•	Ensure all current staff members of BOP Facilities with bilingual skills are validated to determine their level of proficiency.

2.	Inmate Safety and Security Policies and Procedures

•	Ensure food service at BOP Facilities complies with dietary standards as required by the applicable BOP contract.

•	In the BOP Facilities, adopt and adhere to the American Correctional Association’s standard for Special Housing Unit placements, consistent with the terms of the applicable BOP contract.

•	Evaluate systems used to track reportable incidents at BOP Facilities and, if appropriate, make improvements. Consistent with this provision:

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Consistent with the terms of the applicable BOP Contract, incident reports include or will include the following information: (1) tracking number; (2) the inmate(s) name; (3) housing classification and location; (4) date and time; (5) type of incident; (6) injuries to staff or inmate; (7) medical care; (8) primary and secondary staff involved; (9) reviewing supervisor; (10) external reviews and results; (11) corrective action taken as appropriate; and (12) administrative sign-off.

•	Ensure that incident reports from BOP Facilities are screened for staff misconduct. Consistent with this provision:

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Ensure that allegations of material staff misconduct involving detainee abuse, criminal conduct, and/or ethical violations at BOP Facilities are reported to the Risk Committee and the Corporate Ethics and Compliance Officer (the “CECO”) and referred to the General Counsel Office of Investigations (“GCOI”) consistent with escalation criteria as defined by the Company’s written policy.

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Evaluate and, if appropriate, adopt revised policies at BOP Facilities to protect inmates and staff from inmate violence and sexual assault, which include video surveillance and timely disciplinary procedures aimed at reducing and eliminating inmate-to-inmate assault, fights, and sexual assaults by inmates on staff. Consistent with this provision:

•	Evaluate and, if appropriate, enhance video surveillance of common areas at BOP Facilities (such that it does not infringe on personal privacy).

•	Ensure that prisoners at BOP Facilities have a confidential option for reporting sexual abuse and sexual harassment to the BOP.

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If it is necessary to hold prisoners at BOP Facilities who report sexual abuse in segregated housing in order to keep them safe from further abuse or retaliation, ensure that such prisoners have access to privileges, including visitation, commissary, programming, and vocational opportunities.

•	Ensure that detention cells are not overcrowded beyond their applicable capacity levels at BOP Facilities.

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Implement new policies and procedures at BOP Facilities to ensure that all staff who supervise inmates have the adequate knowledge, skill, and ability to address the needs of inmates at risk for suicide.

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To the extent that there is noncompliance with the applicable BOP Facilities contract, the legal and operations departments will create a CAP and obtain any contract-required approval of the CAP from the BOP and track progress toward remediation. Legal and operations departments shall implement any such CAP. All material noncompliance, material CAP, and material progress reports related to same shall be reported by legal and operations departments to the Risk Committee.

3.	Healthcare Services Policies and Procedures

•	Use reasonable best efforts to maintain physician and other healthcare employee staffing at BOP Facilities consistent with in the terms of the applicable BOP contract.

•	Perform timely mortality reviews at BOP Facilities consistent with the terms of the applicable BOP contract.

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•	Perform review of inmate medication at BOP Facilities consistent with the terms of the applicable BOP contract.

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Enhance medication administration protocols at BOP Facilities to prevent misuse or failures to appropriately and timely administer medications to inmates as needed for preventative and necessary care and consistent with the terms of the applicable BOP contract.

•	Appropriately and promptly intervene and treat any and all inmate medical conditions at BOP Facilities consistent with the terms of the applicable BOP contract.

•	Provide regular and recurring on-site health programs to promote a safe and healthy environment at BOP Facilities consistent with the terms of the applicable BOP contract.

•	Conduct regular health appraisals of inmates at BOP Facilities consistent with the terms of the applicable BOP contract.

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To the extent that there is noncompliance with the applicable BOP Facilities contract, the legal and operations departments will create a CAP and obtain any contract-required approval of the CAP from the BOP and track progress toward remediation. Legal and operations departments shall implement any such CAP. All material noncompliance, material CAP, and material progress reports related to same shall be reported by legal and operations departments to the Risk Committee.

B.	Role of Lead Independent Director

If during the Minimum Term the positions of Chief Executive Officer (“CEO”) and Chairperson of the Board are no longer separated, a Lead Independent Director shall be appointed through a vote of the independent directors, which shall take place within ninety (90) days following the date that the positions of CEO and Chairperson of the Board are no longer separated. Notwithstanding the foregoing, nothing shall prevent the CEO from serving as Chairperson of the Board on an interim basis until a vote can be taken by the independent directors to appoint a Lead Independent Director. The Lead Independent Director shall serve a one (1) year term, with a maximum tenure of four (4) years. The performance of the Lead Independent Director shall be evaluated annually by the Board. Where the Board determines that the Lead Independent Director is not sufficiently active or successful in providing meaningful leadership for the Board, he or she shall be replaced. In addition to the duties of all Board members (which shall not be limited or diminished by the Lead Independent Director’s role), the Lead Independent Director shall be responsible for the following functions:

1.	Coordinating the activities of the independent directors;

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2.

Determining an appropriate schedule of CoreCivic’s Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with the flow of CoreCivic’s operations;

3.	The nature, quantity and timing of information provided to the independent directors by the Company’s management;

4.	Approving the agenda for the Board and Committee meetings;

5.	Directing the retention of counsel or consultants who report directly to the Board;

6.	Implementation of corporate governance policies and procedures, including assisting the chair of the various Board committees as requested;

7.	Receiving reports from the Nominating and Corporate Governance Committee regarding compliance with and implementation of corporate governance policies;

8.	Receiving reports from the Nominating and Corporate Governance Committee regarding recommended revisions to corporate governance policies;

9.	Coordinating and developing the agenda for, and moderating executive sessions of, CoreCivic’s independent directors;

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Acting as the principal liaison between the independent directors and the CEO on topics or issues as requested by the independent directors, any Committee of the Board, or any other sensitive issues or topics;

11.	Evaluating, along with the members of the Compensation Committee, the CEO’s performance and meeting with the CEO to discuss such evaluation; and

12.	Ensuring the accuracy of the qualifications of CoreCivic’s directors, executives, and other employees.

C.	Director Independence

At least three-fourths (3/4) of the members of the Board shall be “Independent Directors,” as defined below:

•	satisfy the New York Stock Exchange’s (“NYSE”) “independence” requirements;

•	have not been employed by the Company, its subsidiaries, affiliates, or its investment advisor or affiliates thereof, within the last three (3) calendar years;

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have not received (during the current calendar year or any of the three (3) immediately preceding calendar years) remuneration, directly or indirectly, other than de minimus remuneration, as a result of service as, or compensation paid to an entity affiliated with the individual who serves as: (i) an advisor, consultant, or legal counsel to the Company or to a member of the Company’s senior management; (ii) a significant customer or supplier of the Company; or (iii) a creditor of the Company or its affiliates;

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•	have no personal services contract(s) with the Company, or any member of the Company’s senior management; and

•	have not had any of the relationships described above, with any affiliate of the Company.

The Company shall publicly disclose in its proxy statements filed with the SEC the specific information the Company considered when designating a director as independent.

D.	Committee Charters

Each Board committee shall continue to have the right to retain counsel or other advisors at the Company’s expense. Such advisors will report directly to the Board or committee about issues relating to the committee or Board’s activities. In line with this, CoreCivic shall adopt a resolution to amend the charters of each Board committee. The amended charters shall be posted on the Company’s website. The charters shall be amended to include the following provision under “Independent Advisors”:

In exercising its sole authority to retain at the Company’s expense and terminate (or obtain the advice of) any consultant, independent legal counsel, or any other adviser (referred to herein as a “Committee Adviser”) to assist it in the performance of its duties, the Committee shall take into consideration all factors relevant to the Committee Adviser’s independence from management, including the following:

(a) The provision of other services to the Company by the person that employs the Committee Adviser;

(b) The amount of fees received from the Company by the Committee Adviser’s employer, as a percentage of the total revenue of the Committee Adviser’s employer;

(c) The policies and procedures of the Committee Adviser’s employer that are designed to prevent conflicts of interest;

(d) Any business or personal relationship of the Committee Adviser with a member of the Committee;

(e) Any stock of the Company owned by the Committee Adviser; and

(f) Any business or personal relationship of the Committee Adviser or the Committee Adviser’s employer with an executive officer of the Company.

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E.	Availability of Corporate Governance Policies

The Company shall post the Company’s corporate governance policies on the Company’s website so long as such publication does not jeopardize health and safety of the inmates or facility workers.

F.	Risk Committee Reforms

1. Purpose: The Risk Committee shall: (i) establish and review Company-wide standards for compliance; (ii) investigate and review complaints alleging significant concerns with the Company’s compliance with contracts and applicable federal, state, and local laws and regulations; (iii) oversee compliance audits; (iv) oversee the implementation of the Operational Reforms, which will be implemented and monitored by management in the legal and operations departments; and (iv) promote a compliance culture by setting a consistent, appropriate tone at the top of the Company.

2. Membership:

(a) The Chair of the Risk Committee shall be an outside individual approved by the independent members of the Board. In addition, the Chair must have relevant experience in law, corporate compliance, academia, regulatory or governmental affairs, or service on the board of directors of a highly regulated company.

(b) The Risk Committee should include at least one (1) member of the Audit Committee or at least one (1) member of the Audit Committee shall attend a majority of the Risk Committee meetings. Minutes shall be kept for each Risk Committee meeting, and such minutes shall be provided to the Audit Committee.

3. Meetings and Reporting: The Risk Committee shall meet at least quarterly and shall provide a full report to the Board at least annually. The Committee shall prepare a yearly overview of its activities generally for inclusion in the Company’s Annual Report (or Proxy Statement).

4. Duties and Responsibilities: The Risk Committee shall be responsible for:

CONTRACT COMPLIANCE OVERSIGHT

(a) preparing a report, on at least an annual basis, to be presented to the Board which includes an analysis of the Company’s contract and regulatory adherence policies to ensure compliance with all laws, regulations, and prison contracts;

(b) overseeing the establishment of training programs for employees of the Company to ensure familiarity with the contracts pursuant to which they perform their duties, as well as any local, state, or federal regulations which the employees must satisfy;

(c) overseeing the establishment of Company-wide compliance programs to ensure that Company employees are aware of and comply with CoreCivic’s contracts and any local, state, and federal laws relevant to these contracts;

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(d) reviewing, at least annually, a cumulative report on the material risks identified through facility operational compliance audits undertaken by the Quality Assurance Division (“QAD”). This report will include an analysis of material compliance risks associated with each audit with an overall unsatisfactory rating;

(e) reviewing, at least annually, a report on the material compliance issues facing the Company and the steps taken to address them;

(f) reviewing reports on material litigation and governmental investigations involving the Company, including the conduct at issue, and whether it reflects a regulatory or compliance issue at the Company;

(g) providing, at least annually, a report of material compliance issues;

(h) meeting with the internal QAD auditor and General Counsel on a biannual basis to discuss compliance and any related issues;

(i) conducting compliance audits and supervision of acquired companies. As CoreCivic acquires other companies, the Company should act expeditiously to adopt appropriate compliance and regulatory policies for each acquired company. The Risk Committee will use reasonable best efforts to ensure that all CoreCivic policies and procedures, including those related to compliance, regulatory, and legal, that in the view of the Compliance or Legal Departments warrant application to the acquired company, are implemented within twelve (12) months after each company is acquired; and

(j) overseeing an evaluation of CoreCivic’s internal messaging to employees regarding the Company’s commitment to behavior and practices that comply with the law and the Company’s contracts, as well as its efforts to promote a compliant culture by setting a consistent, appropriate tone at the top of the Company.

G.	Quality Assurance and Internal Controls

The Board shall retain at the Company’s expense an independent consulting service to conduct an analysis regarding appropriate steps CoreCivic should take to test and then strengthen the Quality Assurance Division (“QAD”) and internal audit and control function with respect to compliance with laws and regulations by taking the following actions:

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Complete a full analysis on the effectiveness and efficiency of the QAD and draft a comprehensive report detailing its findings and conclusions, along with any recommendations for reforms (the “QA Report”). The QA Report shall be provided to all executive officers at the Company and the full Board. Each recipient shall be given thirty (30) days to provide input and feedback on the QA Report. After the 30-day response period, the Board shall take appropriate action in response to the QA Report;

•	Identify necessary resources needed to effectively manage internal knowledge of risk exposure and existing laws and regulations;

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•	Assess risks of non-compliance with laws and regulations and disclosure obligations, incorporating such risk assessments into internal audit procedures; and

•	Implement technology to improve auditing techniques with respect to compliance issues and risk exposure.

CoreCivic shall amend the provisions pertaining to the QAD in its policies and procedures as follows:

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The QAD shall document each of its field visits and audits of BOP Facilities and shall maintain documentation for a reasonable period of time consistent with the terms of its contracts and make reports available to the Risk Committee upon request; and

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The Vice President, Quality Assurance is charged with monitoring “compliance levels related to contract requirements, applicable policies, and court actions; and assists in development of programs to increase compliance levels as needed at all [CoreCivic] facilities.” As such, the Vice President, Quality Assurance shall provide the Risk Committee a written report as to the QAD’s findings pertaining to compliance at BOP Facilities.

H.	Enhancements to the Company’s Disclosure Controls and Procedures

1.	The Company’s Disclosure Controls and Procedures (“DCP”) shall be amended as follows:

•	A Senior Officer shall be designated as a Disclosure Coordinator.

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Each Disclosure Coordinator shall be knowledgeable of the rules and regulations of the SEC and the NYSE and/or knowledgeable of financial reporting and principles of accounting and auditing; however, the Disclosure Coordinators, collectively, shall have knowledge of the rules and regulations of the SEC, NYSE, and financial reporting and principles of accounting and auditing.

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“Draftspersons” as that term is used in the DCP shall attend, at least annually, an educational and training session in order to fulfill their obligation pursuant to the DCP to “be familiar with SEC and stock exchange reporting rules”.

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Draftpersons, in conjunction with outside counsel, shall develop and utilize checklists or other disclosure guides (“Disclosure Checklists”) to ensure that Exchange Act Reports are complete, all relevant rules are consulted and followed, and all relevant procedures are followed. These Disclosure Checklists shall be adopted by the Disclosure Committee as part of the Company’s DCP, and attached as exhibits thereto. The Disclosure Checklists shall be reviewed by the Disclosure Committee quarterly, and by outside counsel annually, to ensure accuracy, effectiveness, and that the Disclosure Checklist is updated with any changes in relevant law, policy, and/or procedures.

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•	Any significant disclosure risks and/or materiality issues, along with remediation steps taken, shall be reported by the Disclosure Coordinators to the Audit Committee.

•	Minutes from Disclosure Committee meetings shall be distributed to any Senior Officers not in attendance at the meeting.

•	Disclosure Coordinators shall review and circulate the “Instructions to Reviewers” referenced in the DCP quarterly, and have the “Instructions to Reviewers” reviewed annually by outside counsel.

I.	Whistleblower Policy Reforms

The Board shall ensure that management has adopted written policies protecting whistleblowers, including protecting whistleblowers’ confidentiality, and include such policy on the Company’s website. Specifically, the Company’s Whistleblower Policy shall contain at least the following details:

1.

The policy shall communicate effectively that CoreCivic is serious about adherence to its Company’s Code of Ethics, and other similar codes of conduct, and that whistleblowing is an important tool in achieving this goal;

2.	It is both illegal and against CoreCivic policy to discharge, demote, suspend, threaten, intimidate, harass, or in any manner discriminate against whistleblowers;

3.

Employees shall be advised that they need not report concerns directly to the Company, and have the right to report concerns directly to the SEC, Department of Justice, and/or other applicable regulatory agencies (and have the right to hire their own lawyer to represent them in any such proceeding, at their own cost, if they so choose), and to advise persons that, in order to be entitled to a whistleblower bounty under SEC rules, the person must either report directly to the SEC or report to the SEC within 120 days after reporting the matter internally to the Company;

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Whistleblower complaints may be directed to the Audit Committee, Risk Committee, the CECO, and/or the Company’s General Counsel, and the complaints will be handled by these parties anonymously and in confidence;

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If a whistleblower brings his or her complaint to an outside regulator or other governmental entity, he or she will be protected by the terms of the Whistleblower Program just as if he or she directed the complaint to the Audit Committee, Disclosure Committee, and/or the CECO;

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6.

If an employee is subject to an adverse employment decision as a result of whistleblowing, the employee must file a complaint with the Department of Labor within 90 days of the alleged violation (a failure to report such claims within the 90 day window does not foreclose any other available legal remedies);

7.	The Company shall remind employees of whistleblower options and whistleblower protections in employee communications provided at least twice a year and via the Company’s intranet;

8.	In the performance review process, employees may be rewarded for top performance and satisfying the stated values, business standards, and ethical standards of the Company; and

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The Company shall provide a Whistleblower Telephone Hotline to assist on matters pertaining to corruption, fraud, or similar unlawful activities at CoreCivic, with alternative reporting mechanisms including an email address.

J.	Chief Ethics and Compliance Officer Reforms

The responsibilities of the CECO shall include the following:

(a) The CECO shall work with the Risk Committee to evaluate and define the goals of CoreCivic’s ethics and compliance program in light of trends and changes in laws that may affect the Company’s compliance with laws relating to disclosure of the Company’s risk exposure;

(b) The CECO shall advise the Risk Committee and act as the liaison between that committee, CoreCivic’s executive officers, and the Board, in which capacity the CECO shall (i) be primarily responsible for assessing organizational risk for misconduct and noncompliance with applicable laws and regulations; (ii) promptly report material risks relating to compliance with applicable laws and regulations to the Risk Committee; and (iv) make written recommendations for further evaluation and/or remedial action within deadlines established by the Risk Committee;

(c) The CECO shall participate in the process of reviewing CoreCivic’s draft quarterly and annual reports filed with the SEC on Forms 10-Q and 10-K, and related materials prior to their publication to ensure (i) the accuracy, completeness, and timeliness of disclosures relating to risk exposure from the Company’s reporting of financial data and to weak internal controls; (ii) the identification and disclosure of any material risks to CoreCivic’s compliance with applicable laws and regulations; and (iii) accurate reporting of any material issues that may merit disclosure to the Risk Committee;

(d) The CECO shall participate in the process of reviewing CoreCivic’s press releases, and related materials prior to their publication to ensure the accuracy, completeness, and timeliness of disclosures relating to accounting matters, and any material risks to CoreCivic’s compliance with applicable laws and regulations, and report any material issues that may merit disclosure to the Risk Committee;

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(e) The CECO shall recommend any remedial action in quarterly written reports to the Risk Committee where necessary; and

(f) The CECO shall work with General Counsel and the Audit Committee to evaluate the adequacy of CoreCivic’s internal controls over compliance and to develop proposals for improving these controls for submission to the Risk Committee. This includes meeting with the General Counsel and Risk Committee periodically to discuss ongoing and potential litigation and compliance issues.

K.	Contract Compliance

CoreCivic shall ensure that following measures are in place to comply with contracts for BOP Facilities. These measures will be managed by legal and operations departments, with oversight from the Risk Committee:

(a) Implementing a remediation plan procedure (“Remediation Plan”) to specifically (i) promptly resolve and address any and all Notices of Concern issued by BOP that currently remain uncorrected, (ii) adopt specific new policies to prevent the reoccurrence of each BOP-issued Notice of Concern, and (iii) outline strict timeline procedures that will govern the timing of CoreCivic’s response and remediation for each Notices of Concern. The Remediation Plan will be developed and overseen by the Risk Committee and the General Counsel;

(b) Ensuring all BOP Facilities maintain accreditation from relevant accrediting organizations where the BOP Facilities are eligible;

(c) Ensuring BOP Facilities are operated in general accordance with the recommendations and requirements of each of relevant accrediting organizations and relevant statutes; and

(d) Staffing plans at BOP Facilities must meet the terms of the applicable BOP Facility contract.

L.	Executive Reports

At each regularly scheduled Board meeting, executive management shall provide a written report as to the Company’s financial condition and prospects, including, but not limited to, a discussion of all reasons for material increases in expenses and liabilities, if any, and material decreases in revenues and earnings, if any, management plans for ameliorating or reversing such negative trends and the success or failure of any such plans presented in the past. All Section 16 officers shall make reports to the Board regarding their respective areas of responsibility at least quarterly and shall meet at least quarterly with the Board.

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M.	Recoupment Policy

The Company shall ensure that its policies and procedures contain the following Recoupment Policy:

In the event of (i) notice to the Board of potentially material misconduct resulting in a violation of a Company policy, law, or regulation that might have caused or could cause material harm to the Company, (ii) a material restatement of the Company’s financial results, and/or (iii) action taken against the Company resulting in criminal findings against the Company and/or material payment by the Company as a result of alleged material misconduct in a regulatory or civil action (“Adverse Event”), the Board or an appropriate Board committee thereof, shall, exercising its business judgment, determine whether to conduct a reasonable investigation into the relevant circumstances surrounding the Adverse Event. If the Board or an appropriate Board committee thereof, after a reasonable investigation, has determined that any fraud, illegal act, or intentional misconduct by any director or Company employee caused, directly or indirectly, the Adverse Event suffered by the Company, subject to applicable law, the Board shall take, exercising its business judgment, such action as it deems necessary to remedy the misconduct and prevent its recurrence, including requiring reimbursement of any bonus or incentive compensation awarded to such director or Company employee and/or effect the cancellation of unvested restricted stock or outstanding stock option awards previously granted to such officers in the amount to be determined by the Board in its business judgment, and shall exercise its business judgment in consultation with legal counsel to determine whether the Company should disclose such action in the Company’s next scheduled filing with the SEC on either Form 10-Q or Form 10-K.

N.	Committee Chairs

CoreCivic shall amend Section IX of its Corporate Governance Guidelines as necessary to expressly prohibit any individual member of the Board from being the chairperson of more than one (1) standing committee of the Board at a time. The foregoing prohibition shall not prohibit the chairperson of the Executive Committee from serving as the chairperson of the Board.

O.	Training

The Company shall ensure that it has a strong and comprehensive training program that all matters of compliance with Company policies and United States law. Specifically, the Company shall mandate that the training program include:

(a) compliance with GAAP revenue recognition and other financial reporting regulations and policies shall be annual for all appropriate CoreCivic employees, Board members, and independent contractors. In the event that a person is appointed or hired after the annual training for a particular year, a special training session shall be held for such individual as soon as reasonably practicable after his or her appointment or hiring;

(b) coverage of the Company’s Code of Ethics;

(c) discussion of recent developments regarding GAAP, revenue recognition, and other financial reporting regulations and policies including changes in the law; and

(d) discussion of the Company’s Whistleblower Policy to encourage employees to report any wrongdoing as soon as it is detected.

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Upon completion of training, the person receiving the training shall provide a written certification as to his or her receipt and understanding of his/her obligations under the Company’s policies and the law.

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EXHIBIT B

UNITED STATES DISTRICT COURT

MIDDLE DISTRICT OF TENNESSEE

NASHVILLE DIVISION

IN RE CORECIVIC, INC.	Lead Case No.: 3:16-CV-03040
SHAREHOLDER DERIVATIVE	(Consolidated with No.: 3:16-cv-03169)
LITIGATION
(Derivative Action)
This Document Relates To:	Judge Aleta A. Trauger

ALL ACTIONS.	EXHIBIT B – [PROPOSED] PRELIMINARY
APPROVAL ORDER

This matter came before the Court on Plaintiffs’ unopposed motion requesting that the Court enter an order: (i) preliminarily approving the proposed settlement (“Settlement”) of shareholder derivative claims brought on behalf of CoreCivic, Inc. (“CoreCivic” or the “Company”) in accordance with the Stipulation of Settlement dated September 9, 2022 (the “Stipulation”); (ii) approving the form and manner of the notice of the Settlement to Current CoreCivic Shareholders; and (iii) setting a date for the Settlement Hearing.1

WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, including, but not limited to a proposed Settlement and dismissal with prejudice of the above-captioned consolidated shareholder derivative action brought on behalf of CoreCivic (the “Federal Derivative Action”), as well as resolution of the claims in the related shareholder derivative actions detailed in the Stipulation;

WHEREAS, the Court finds, upon a preliminary evaluation, that the proposed Settlement falls within the range of possible approval criteria, as it provides a beneficial result for CoreCivic and appears to be the product of serious, informed, non-collusive negotiations overseen by an experienced mediator; and

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Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation.

WHEREAS, the Court also finds, upon a preliminary evaluation, that Current CoreCivic Shareholders should be apprised of the Settlement through the Parties’ proposed form and means of notice, allowed to file objections, if any, thereto, and appear at the Settlement Hearing.

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:

1. This Court preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate.

2. A hearing shall be held on _______________, 2022 at ____ _.m., before the Honorable Aleta A. Trauger, 801 Broadway #800, Nashville, Tennessee 37203 (the “Settlement Hearing”), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice and Summary Notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process; (iii) whether to enter the proposed Judgment in its entirety, as set forth in Exhibit E to the Stipulation; (iv) whether the agreed-to Fee and Expense Amount as well as the Service Awards should be approved; and (v) such other matters as the Court may deem appropriate.

3. The Court reserves: (i) the right to approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Current CoreCivic Shareholders; (ii) the right to continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Current CoreCivic Shareholders; and (iii) the right to conduct the Settlement Hearing remotely without further notice to Current CoreCivic Shareholders.

4. The Court finds that the form, substance, and dissemination of information to Current CoreCivic Shareholders regarding the proposed Settlement in the manner set out in this order (“Preliminary Approval Order”) constitutes the best notice practicable under the circumstances and complies with the Federal Rules of Civil Procedure and all other applicable law and due process.

5. Within ten (10) business days after the entry of this Preliminary Approval Order, CoreCivic shall: (1) post a copy of the Notice and the Stipulation, with its exhibits, on the Investor Relations page of the Company’s website; (2) publish the Summary Notice in Investor’s Business Daily; and (3) file with the SEC a Current Report on Form 8-K, attaching the Notice (Exhibit C hereto) and the Stipulation (including exhibits). The Notice and Summary Notice shall provide a link to the Investor Relations page of CoreCivic’s website where the Notice and Stipulation with its exhibits may be viewed, which link shall be maintained through the date of the Settlement Hearing.

6. All costs incurred in the posting, filing, issuing, and publishing of the notice of the Settlement shall be paid by CoreCivic, and CoreCivic shall undertake all administrative responsibility for the posting, filing, issuing, and publishing of the notice of the Settlement.

7. No later than ten (10) days before the Settlement Hearing, Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to posting, filing, issuing, and publishing the notice of the Settlement as provided for in this Preliminary Approval Order.

8. Pending final determination of whether the Settlement should be approved, Plaintiffs and their Related Persons and Current CoreCivic Shareholders and their Related Persons, and anyone who acts or purports to act on their behalf, are barred and enjoined from filing, commencing, prosecuting, intervening in, participating in, or receiving any benefits or other relief from any other lawsuit, arbitration, or administrative, regulatory, or other proceeding (including a motion or complaint in intervention in any such action or proceeding if the person or entity filing such motion or complaint in intervention purports to be acting as, on behalf of, for the benefit of, or derivatively for any of the above persons or entities) or order, in any jurisdiction or forum, as to the Released Persons based on or relating in any way to the Released Claims.

9. Current CoreCivic Shareholders who wish to object to the fairness, reasonableness or adequacy of the Settlement or to any term(s) of the Settlement must both serve on Plaintiffs’ Counsel and Defendants’ Counsel (as set out below) and file with the Court a statement of objection, which must be received by no later than ______________________, 2022 (which date shall be at least twenty-eight (28) calendar days before the date of the Settlement Hearing as initially set out in this Preliminary Approval Order). Current CoreCivic Shareholders may object on his, her or its own, or through counsel hired at his, her or its own expense. Any Current CoreCivic Shareholder’s objection should set out the specific reasons, if any, for each objection, including any legal support the Current CoreCivic Shareholder wishes to bring to the Court’s attention and any evidence the Current CoreCivic Shareholder wishes to introduce in support of such objections. The statement of objection must include the caption of the Federal Derivative Action (as set out above) and the following information: (i) the Current CoreCivic Shareholder’s name, address, telephone number and e-mail address (if available); (ii) the number of shares of CoreCivic stock you currently hold, together with third-party documentary evidence, such as the most recent account statement, showing such share ownership, and proof of being a current CoreCivic shareholder as of September 9, 2022 through the present, (iii) if the objection is made by the Current CoreCivic Shareholder’s counsel, the counsel’s name, address, telephone number and e-mail address; (iv) a statement of specific objections to the Settlement, the grounds therefore, or the reasons for such Person desiring to appear and be heard, as well as all documents or writings such Person desires the Court to consider; (v) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their likely testimony; and (vi) a list, including dates, courts, case names and numbers, and disposition of any other Settlements to which the individual or entity has objected during the previous seven (7) years.

10. Any attorney hired by a Current CoreCivic Shareholder for the purpose of objecting must both serve on Plaintiffs’ Counsel and Defendants’ Counsel (as set out below) and file with the Court a notice of appearance, which must be received by no later than ______________________, 2022 (which date shall be at least twenty-eight (28) calendar days before the date of the Settlement Hearing as initially set out in this Preliminary Approval Order).

11. A Current CoreCivic Shareholder who wishes to object to the proposed Settlement does not need to attend the Settlement Hearing. However, any Current CoreCivic Shareholder who files and serves a timely written objection pursuant to this Preliminary Approval Order – and only such Current CoreCivic Shareholders – may appear at the Settlement Hearing either in person or through personal counsel retained at his, her or its own expense. Any Current CoreCivic Shareholder’s counsel who intends to make an appearance at the Settlement Hearing must serve on Plaintiffs’ Counsel and Defendants’ Counsel (as set out below) and file with the Court a notice of intention to appear, which must be received by no later than _____________________, 2022 (which date shall be at least twenty-eight (28) calendar days before the date of the Settlement Hearing as initially set out in this Preliminary Approval Order).

12. Any submissions made pursuant to paragraphs 9 through 11 of this Preliminary Approval Order must be (i) sent or delivered to the following addresses:

a.	The Court:

Clerk of Court

U.S. District Court for the Middle District of Tennessee

801 Broadway #800

Nashville, Tennessee 37203

b.	Federal Derivative Plaintiffs’ Counsel:

Michael I. Fistel, Jr.

JOHNSON FISTEL, LLP

Murray House

40 Powder Springs Steet

Marietta, GA 30064

c.	Defendants’ Counsel:

Steven A. Riley

Milton S. McGee III

RILEY & JACOBSON, PLC

1906 West End Ave.

Nashville, TN 37203

With a copy to

Michael J. McConnell

JONES DAY

1221 Peachtree Street, N.E.

Suite 400

Atlanta, GA 30361

and

Mark W. Rasmussen

JONES DAY

2727 North Harwood Street

Dallas, TX 75201

13. Counsel for the Settling Parties are directed to promptly inform each other of any submission served on them (or that otherwise comes into their possession) pursuant to paragraphs 9 through 11 of this Preliminary Approval Order.

14. Any Current CoreCivic Shareholder that fails to comply with the requirements of this Preliminary Approval Order shall waive and forfeit any and all rights he, she or it may otherwise have to object and/or to appear separately at the Settlement Hearing. Current CoreCivic Shareholder do not need to appear at the hearing or take any other action to indicate their approval of the Stipulation.

15. Any Current CoreCivic Shareholder who submits an objection to the Stipulation shall be deemed to consent to the exclusive jurisdiction of this Court with respect to such objection and all issues that arise or relate to such objection, including any order issued or findings made by the Court regarding the objection.

16. The Settling Parties shall file with the Court (and serve on each other) any papers they wish to submit in support of the proposed settlement as follows:

a.

Any motions for final approval of the proposed Settlement and/or any motions for a Fee and Expense Amount must be filed and served at least thirty-five (35) days before the date of the Settlement Hearing as initially set by the Court in this Preliminary Approval Order; and

b.	Any papers in response to objections must be filed and served at least fourteen (14) days before the date of the Settlement Hearing as initially set by the Court in this Preliminary Approval Order.

17. All proceedings in the Federal Derivative Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation.

18. This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to Current CoreCivic Shareholders.

19. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing, liability, or non-liability of the Settling Parties or Released Persons, or of the validity or infirmity of any Released Claims; or (ii) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein.

20. The Court reserves the right to hold the Settlement Hearing telephonically or by videoconference without further notice to Current CoreCivic Shareholders. Any Current CoreCivic Shareholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court’s calendar for any change in date, time or format of the Settlement Hearing. The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to Current CoreCivic Shareholders. The Court retains jurisdiction to consider all further applications arising out of or connected with the Settlement, except as to those matters specifically referred to the Mediator in the Stipulation.

IT IS SO ORDERED.

DATED:
HONORABLE ALETA A. TRAUGER

EXHIBIT C

UNITED STATES DISTRICT COURT

MIDDLE DISTRICT OF TENNESSEE

NASHVILLE DIVISION

IN RE CORECIVIC, INC. SHAREHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	Lead Case No.: 3:16-CV-03040 (Consolidated with No.: 3:16-cv-03169) (Derivative Action) Judge Aleta A. Trauger EXHIBIT C – NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE MATTERS

TO:

ALL PERSONS OR ENTITIES WHO HOLD OR BENEFICIALLY OWN, DIRECTLY OR INDIRECTLY, CORECIVIC, INC. (“CORECIVIC” OR THE “COMPANY”) COMMON STOCK OR SECURITIES OF CORECIVIC AS OF SEPTEMBER 9, 2022 (“CURRENT CORECIVIC SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED CONSOLIDATED SHAREHOLDER DERIVATIVE ACTION (THE “ACTION”) BY ENTRY OF THE JUDGMENT BY THE COURT AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD CORECIVIC COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of the above-referenced shareholder derivative lawsuit as well as related suits. This Notice is provided by Order of the U.S. District Court for the Middle District of Tennessee (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement, and your rights related thereto.

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I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the Settlement of the following actions:

•	In re CoreCivic, Inc. Shareholder Derivative Litigation, Lead Case No. 3:16-cv-03040

•	Friedmann v. Emkes, et al., No. 17-96-I (Tenn. Ch., Davidson Cnty);

•	Delgrosso v. Ferguson, et al., Consolidated Case No. 16-1228-IV (Tenn. Ch., Davidson Cnty.); and

•	Whitehead v. Hininger, et al., No. 24-C-19-000501 OT (Md. Cir. Ct. Balt. City)

Plaintiffs in these actions and related shareholder demand (the “Litigation”) David Zaborny, Shiva Y. Stein, Barbara Delgrosso, Gregory Pellegrini, Anders Gustafsson, Chaundra Whitehead, and Robert Reese (on behalf of themselves and derivatively on behalf of CoreCivic) (collectively “Plaintiffs”), individual defendants Damon T. Hininger, David M. Garfinkle, Todd J. Mullenger, Donna M. Alvarado, William F. Andrews, Dennis W. DeConcini, Robert J. Dennis, Mark A. Emkes, John D. Ferguson, John R. Horne, Stacia Hylton, C. Michael Jacobi, Anne L. Mariucci, Thurgood Marshall, Jr., Charles L. Overby, John R. Prann, Jr., Anthony L. Grande, Harley G. Lappin, Henri L. Wedell, and Joseph V. Russell (“Individual Defendants”) and nominal defendant CoreCivic, Inc. have agreed upon terms to settle the Litigation, through counsel, and have signed a written Stipulation of Settlement (“Stipulation”) setting forth those settlement terms. Together, the Individual Defendants and nominal defendant CoreCivic are referred to as “Defendants.”

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On ___________, 2022, at _____ __.m., Courtroom ________, 801 Broadway #800, Nashville, Tennessee 37203, the Court will hold a hearing (the “Settlement Hearing”) in this action. The purpose of the Settlement Hearing is to determine, pursuant to Federal Rule of Civil Procedure 23.1: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether the Notice and Summary Notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process; (iii) whether a final judgment should be entered; (iv) whether the agreed-to Fee and Expense Amount and Service Awards should be approved; and (v) such other matters as may be necessary or proper under the circumstances. The Court may: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Current CoreCivic Shareholders; (ii) continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Current CoreCivic Shareholders; and (iii) conduct the Settlement Hearing remotely without further notice to Current CoreCivic Shareholders.

II.	SUMMARY OF THE ACTION

A.	Description of the Derivative Actions and Settlement

CoreCivic is the nation’s largest owner of partnership correctional, detention, and residential reentry facilities, and one of the largest prison operators in the United States.

The Litigation alleges that the Individual Defendants breached their fiduciary duties to CoreCivic by making or causing CoreCivic to make false or misleading statements to the public about CoreCivic’s business, financial prospects, and operational and compliance practices in three general areas:

1.	The safety and security standards of CoreCivic facilities compared to those of Federal Bureau of Prisons (“BOP”) facilities;

2.	The effectiveness of CoreCivic’s rehabilitative services compared to those provided by BOP; and

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3.	The possibility that the Department of Justice (“DOJ”) would not renew or extend its contracts with CoreCivic.

The Litigation also alleges that the Individual Defendants were unjustly enriched and that certain of the Individual Defendants sold their personally held shares of CoreCivic stock at artificially inflated prices while in possession of material nonpublic information.

In 2016, the DOJ released a memo to the BOP in which the DOJ directed that, as each contract with privately operated prisons reaches the end of its term, the BOP should either decline to renew that contract or reduce its scope in a manner consistent with law and the overall decline of the BOP’s inmate population. According to the Litigation, the release of this memo revealed the alleged false and misleading statements, which in turn allegedly caused the per share price of CoreCivic’s stock to decline. The Litigation contends that the Individual Defendants’ alleged misconduct exposed CoreCivic to liability in the securities fraud class action captioned, Grae v. Corrections Corporation of America, et al., No. 3:16-cv-02267 (M.D. Tenn.) (Trauger, J.) (“Securities Action”).

The Individual Defendants deny all allegations and contentions in the Litigation.

B.	The Settlement Negotiations

Pursuant to the terms of the various deferral agreements entered into by the Settling Parties, Defendants and Plaintiffs participated in a formal mediation addressing the Litigation, that was conducted concurrently with, but separate from, the mediation in the Securities Action, on February 28, 2019, in Corona del Mar, California. The mediation was supervised by the Mediator, who is a nationally recognized neutral with extensive experience litigating and mediating complex stockholder derivative and class actions.

While the February 28, 2019 mediation ended without a settlement, the Settling Parties, along with the parties in the Securities Action, agreed to return for a second in-person mediation. In advance of the second mediation, the Settling Parties continued to exchange confidential, formal settlement proposals, all of which continued to be overseen by the Mediator.

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On May 31, 2019, the Setting Parties attended a second in-person mediation session with the Mediator in Corona del Mar, California. This mediation also ended without a settlement. Following the second mediation, Plaintiffs continued to analyze the substantial volume of documents generated in the Securities Action, as well as transcripts of depositions and other relevant testimony from the Securities Action. Plaintiffs also continued to monitor the progress of the Securities Action and remained in contact with the Mediator.

On May 26, 2021, the Settling Parties attended a third mediation session with the Mediator, via videoconference due to COVID-related health and safety concerns. In the weeks leading up to the third formal mediation session, the Settling Parties exchanged further confidential, formal settlement proposals and continued to attempt to negotiate the contours of a settlement. The Settling Parties also submitted supplemental mediation statements to the Mediator in advance of the third formal mediation session. The third formal mediation session ended without a settlement, but enough progress was made that the Settling Parties agreed to continue discussions, with the substantial oversight and involvement of the Mediator, and to secure additional litigation deferments from the various courts to facilitate such discussions.

Over the next several months, the Settling Parties continued their settlement negotiations with the Mediator’s assistance. Detailed written proposals and counter-proposals were exchanged and debated in numerous written and telephonic communications, which were overseen and facilitated by the Mediator. On or about October 1, 2021, the Settling Parties reached an agreement in principle on the material substantive terms of a global resolution of the Litigation, subject to Board review and approval. The substantive consideration for the Settlement is incorporated herewith as Exhibit A to the Stipulation.

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After the Settling Parties reached an agreement in principle on the material substantive terms to resolve the Litigation, Plaintiffs’ Counsel and SLC Counsel (as defined in the Stipulation), commenced negotiations regarding an appropriate award of attorneys’ fees and expenses commensurate with the value of the Settlement benefit and the contributions of Plaintiffs’ Counsel to the Settlement. The fee negotiations were facilitated and supervised by the Mediator, who was familiar with the complexity of the issues, risks, and challenges confronted by Plaintiffs, as well as the Plaintiffs’ Counsel’s efforts in securing the Settlement benefit. Following a number of exchanges through the Mediator, Plaintiffs’ Counsel and SLC Counsel, on behalf of the SLC (as defined in the Stipulation), accepted the Mediator’s proposal, agreeing on the Fee and Expense Amount of $3.5 million.

III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The proposed Settlement requires the Company to adopt certain corporate governance reforms that are outlined in Exhibit A to the Stipulation (“Reforms”). The Reforms shall be maintained for a minimum period of four (4) years following the later of (i) their adoption or (ii) the Effective Date of the Settlement, subject to certain terms set forth in the Stipulation. The Settling Parties agree that the Litigation and settlement efforts in the Litigation were the primary factor in the Board’s agreement to adopt, implement, and maintain the Reforms for the agreed term. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court.

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IV.	PLAINTIFFS’ COUNSEL’S ATTORNEYS’ FEES AND EXPENSES

After negotiating the principal terms of the Settlement, counsel for the Settling Parties, and the insurer, acting by and through their counsel, separately negotiated the attorneys’ fees and expenses with the assistance of the Mediator.

CoreCivic has agreed to pay to Plaintiffs’ Counsel an award of attorneys’ fees and expenses in the total amount of $3.5 million (the “Fee and Expense Amount”), subject to approval by the Court. The Settling Parties mutually agree that the Fee and Expense Amount is fair and reasonable in light of the benefits conferred upon CoreCivic and the Current CoreCivic Shareholders by the Settlement. Additionally, Plaintiffs may apply to the Court for service awards not to exceed $2,000 per Plaintiff (“Service Awards”), to be paid out of such Fee and Expense Amount awarded by the Court.

V.	REASONS FOR THE SETTLEMENT

Counsel for the Parties believe that the Settlement is in the best interests of CoreCivic and its shareholders.

A.	Why Did Plaintiffs Agree to Settle?

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Litigation have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and in light of the benefits of the Settlement as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trials and appeals, Plaintiffs have concluded that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Litigation against the Individual Defendants through trials and possible appeals. Plaintiffs and

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Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Litigation, as well as the difficulties and delays inherent in such litigation. Based upon their thorough investigation and evaluation of the relevant evidence, substantive law, procedural rules, and their assessment of the interests of CoreCivic and its shareholders, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement’s guarantee of substantial benefits conferred upon CoreCivic and its shareholders in the form of the Reforms is fair, reasonable and adequate consideration for forgoing the pursuit of a potentially superior recovery through further litigation, and serves the best interests of CoreCivic and its shareholders.

Plaintiffs’ Counsel attest that they conducted an investigation relating to the claims and the underlying events alleged in the Litigation, including, but not limited to: (i) reviewing and analyzing the CoreCivic’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (ii) reviewing and analyzing the investigations in publicly-available pleadings against CoreCivic related to the allegations in the Litigation; (iii) reviewing and analyzing the allegations contained in the related Securities Action; (iv) researching, drafting, and serving the shareholder demands; (v) researching, drafting, and filing shareholder derivative complaints; (vi) reviewing the 250,000 documents of internal corporate documents and more than twenty deposition transcripts produced to Plaintiffs by CoreCivic in connection with the Litigation; (vii) researching the applicable law with respect to the claims asserted (or which could be asserted) in the Litigation and the potential defenses thereto; (viii) researching corporate governance issues; (ix) the preparation and submission of detailed settlement demands and mediation statements in connection with the mediations; (x) attending the mediations; (xi) engaging in extensive settlement discussions with the Mediator and counsel for the Defendants and the SLC; and (xii) negotiating and drafting the settlement documentation for presentment to the Court.

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Plaintiffs’ Counsel’s decision is further informed by their thorough analysis of the facts and law governing the applicable derivative standing and pleading requirements, substantive claims and defenses, and damages and disgorgement remedies. Plaintiffs’ Counsel’s assessment of the facts and legal issues material to their recommendation in favor of the Settlement was honed and refined in the course of drafting amended pleadings, preparing and submitting mediation statements and demands, and during the many months of substantive written and verbal exchanges with Defendants’ Counsel, SLC Counsel, and the Mediator.

B.	Why Did the Defendants Agree to Settle?

The Individual Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Litigation and deny any and all allegations of fault, wrongdoing, liability, or damages whatsoever. The Individual Defendants affirm that at all relevant times they acted properly, lawfully, in good faith, in full accord with their fiduciary duties, and in a manner they reasonably believed to be in the best interests of CoreCivic and its stockholders. Further, the Individual Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Litigation. The Individual Defendants deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to CoreCivic or its shareholders, or any wrongdoing whatsoever. The Individual Defendants maintain that they had and have meritorious defenses to all claims alleged in the Litigation. Without admitting the validity of any of the claims that Plaintiffs have asserted in the Litigation, or any liability with respect thereto, the Individual

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Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein. The Individual Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, and expense of further litigation of the Litigation. The Settling Parties agree that neither the Stipulation, nor any of its terms or provisions, nor any act performed or document executed pursuant to or in furtherance of the Settlement: (a) is, may be construed as, or may be used as, an admission of, or evidence of, the truth or validity of (i) any of the Released Claims, (ii) any claims or allegations made in the Litigation, or (iii) any purported acts or omissions by the Defendants; (b) is, may be construed as, or may be used as, an admission of, or evidence of, (i) any fault, omission, negligence, or wrongdoing by the Defendants, or (ii) any concession of liability whatsoever; or (c) is, may be construed as, or may be used as, an admission of, or evidence of, a concession by any Individual Defendant of any infirmity in the defenses that Defendants asserted or could have asserted in the Litigation, or otherwise.

VI.	SETTLEMENT HEARING

On ___________, 2022, at _____ _.m., the Court will hold the Settlement Hearing in Courtroom ___, 801 Broadway #800, Nashville, Tennessee 37203. At the Settlement Hearing, the Court will consider, pursuant to Federal Rule of Civil Procedure 23.1, whether the terms of the Settlement are fair, reasonable, and adequate and thus should be finally approved, the amount of an appropriate Fee and Expense Amount, and whether the Action should be dismissed with prejudice by entry of the Judgment pursuant to the Stipulation. The Court may: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Current CoreCivic Shareholders; (ii) continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Current CoreCivic Shareholders; and (iii) conduct the Settlement Hearing remotely without further notice to Current CoreCivic Shareholders.

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VII.	RIGHT TO ATTEND SETTLEMENT HEARING

Any current CoreCivic shareholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. CORECIVIC SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

VIII.	RIGHT TO OBJECT TO THE SETTLEMENT AND PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A.	You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1. Your name, legal address, telephone number, and e-mail address;

2. The number of shares of CoreCivic stock you currently hold, together with third-party documentary evidence, such as the most recent account statement, showing such share ownership, and proof of being a current CoreCivic shareholder as of September 9, 2022 through the present;

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3. If the objection is made by the Current CoreCivic Shareholder’s counsel, the counsel’s name, address, telephone number and e-mail address;

4. A statement of specific objections to the Settlement, the grounds therefore, or the reasons for such Person desiring to appear and be heard, as well as all documents or writings such Person desires the Court to consider;

5. The identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their likely testimony; and

6. A list, including dates, courts, case names and numbers, and disposition of any other Settlements to which the individual or entity has objected during the previous seven (7) years.

B.	You Must Timely File Written Objections with the Court and Deliver to Counsel for Plaintiffs and the Defendants

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN _____________, 2022. The Court Clerk’s address is:

CLERK OF COURT

U.S. District Court for the Middle District of Tennessee

801 Broadway #800

Nashville, Tennessee 37203

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO COUNSEL FOR PLAINTIFFS AND THE DEFENDANTS SO THEY ARE RECEIVED NO LATER THAN _____________, 2022. Counsel’s addresses are:

Counsel for Plaintiff:

Michael I. Fistel, Jr.

JOHNSON FISTEL, LLP

Murray House

40 Powder Springs Steet

Marietta, GA 30064

12

Counsel for Defendants:

Steven A. Riley

Milton S. McGee III

RILEY & JACOBSON, PLC

1906 West End Ave.

Nashville, TN 37203

With a copy to

Michael J. McConnell

JONES DAY

1221 Peachtree Street, N.E.

Suite 400

Atlanta, GA 30361

and

Mark W. Rasmussen

JONES DAY

2727 North Harwood Street

Dallas, TX 75201

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to the above-referenced counsel for the Parties.

Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

IX.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Action or the Stipulation.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.

DATED:
HONORABLE ALETA A. TRAUGER

13

EXHIBIT D

UNITED STATES DISTRICT COURT

MIDDLE DISTRICT OF TENNESSEE

NASHVILLE DIVISION

IN RE CORECIVIC, INC.	Lead Case No.: 3:16-CV-03040
SHAREHOLDER DERIVATIVE	(Consolidated with No.: 3:16-cv-03169)
LITIGATION
(Derivative Action)

This Document Relates To:	Judge Aleta A. Trauger

ALL ACTIONS.	EXHIBIT D – SUMMARY NOTICE OF
PENDENCY PROPOSED SETTLEMENT OF
DERIVATIVE MATTERS

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF CORECIVIC, INC. (“CORECIVIC” OR THE “COMPANY”) AS OF SEPTEMBER 9, 2022 (“CURRENT CORECIVIC SHAREHOLDERS”)

YOU ARE HEREBY NOTIFIED, pursuant to the ___________, 2022 Order Preliminarily Approving Settlement and Providing for Notice entered in the above-captioned shareholder derivative action, that a Stipulation of Settlement dated September 9, 2022 (the “Stipulation” or “Settlement”)1 has been entered to resolve all shareholder derivative claims pending on behalf of nominal defendant CoreCivic pending in several related shareholder derivative actions in state and federal courts (the “Litigation”).

[1]	Except as otherwise defined herein, all capitalized terms shall have the same meanings as set forth in the Stipulation.

1

The Litigation alleges that the Individual Defendants breached their fiduciary duties to CoreCivic by making or causing CoreCivic to make false or misleading statements to the public about CoreCivic’s business, financial prospects, and operational and compliance practices in three general areas: (i) The safety and security standards of CoreCivic facilities compared to those of Federal Bureau of Prisons (“BOP”) facilities; (ii) The effectiveness of CoreCivic’s rehabilitative services compared to those provided by BOP; and (iii) The possibility that the Department of Justice (“DOJ”) would not renew or extend its contracts with CoreCivic.

In connection with, and conditioned upon, the Settlement, CoreCivic has agreed to implement and/or maintain corporate governance reforms, as defined and set forth in the Stipulation. The independent non-defendant members of CoreCivic’s Board have unanimously approved a resolution reflecting its determination, in a good faith exercise of its business judgment, that: (a) litigation and settlement efforts in the Litigation are the primary factor in the Board’s agreement to adopt, implement, and maintain the Reforms for the agreed term, and that the Reforms would not have been implemented and/or maintained but for Plaintiffs’ efforts; (b) the Reforms confer substantial benefits on the Company and its shareholders; and (c) the settlement is fair, reasonable, and in the best interests of the Company and its shareholders. The Defendants dispute the allegations in the Litigation and enter into the Stipulation and Settlement without in any way acknowledging any fault, liability, or wrongdoing of any kind.

On ___________, 2022, at _____ __.m., Courtroom ________, 801 Broadway #800, Nashville, Tennessee 37203, the Court will hold a hearing (the “Settlement Hearing”) in the Action. The purpose of the Settlement Hearing is to determine, pursuant to Federal Rule of Civil Procedure 23.1: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether the Notice and Summary Notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process; (iii) whether a final judgment should be entered; (iv) approve an amount of $3,500,000 in attorneys’ fees and expenses; (v) approve Service Awards for Plaintiffs and (vi) such other matters as may be necessary or proper under the circumstances.

2

The Court may: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Current CoreCivic Shareholders; (ii) continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Current CoreCivic Shareholders; and (iii) conduct the Settlement Hearing remotely without further notice to Current CoreCivic Shareholders.

PLEASE READ THIS SUMMARY NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A CURRENT CORECIVIC SHAREHOLDER, YOUR RIGHTS MAY BE AFFECTED BY THE SETTLEMENT OF THE ACTION.

This is a summary notice only. For additional information about the claims asserted in the Action and the terms of the proposed Settlement, please refer to the documents filed with the Court in the Action, the Stipulation (filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission and available at www.sec.gov), and the full-length Notice of Proposed Settlement (the “Notice”). The “Investor Relations” section of CoreCivic website (http://corecivic.com) provides hyperlinks to the Notice and to the Stipulation.

PLEASE DO NOT CONTACT THE COURT REGARDING

THIS SUMMARY NOTICE.

If you have any questions about matters in this Summary Notice you may contact Michael I. Fistel, Jr. of Johnson Fistel, LLP, Federal Derivative Action Plaintiffs’ Counsel at: Murray House 40 Powder Springs Street, Marietta, Georgia 30064 in writing, or by telephone at (470) 632-6000.

3

If you are a current CoreCivic shareholder, you will be bound by the Order and Final Judgment of the Court granting final approval of the Settlement, and shall be deemed to have waived the right to object (including the right to appeal) and forever shall be barred, in this proceeding or in any other proceeding, from raising such objection. Any objections to the Settlement must be filed on or before ______________, 2022, in accordance with the procedures set forth in the Notice.

DATED:
HONORABLE ALETA A. TRAUGER

4

EXHIBIT E

UNITED STATES DISTRICT COURT

MIDDLE DISTRICT OF TENNESSEE

NASHVILLE DIVISION

IN RE CORECIVIC, INC.	Lead Case No.: 3:16-CV-03040
SHAREHOLDER DERIVATIVE	(Consolidated with No.: 3:16-cv-03169)
LITIGATION
(Derivative Action)
This Document Relates To:	Judge Aleta A. Trauger

ALL ACTIONS.	EXHIBIT E – [PROPOSED] FINAL ORDER
AND JUDGMENT

This matter came before the Court for hearing pursuant to the Preliminary Approval Order of this Court, dated ____________, 2022 (“Order”), on the motion of the parties for approval of the proposed settlement (“Settlement”) set forth in the Stipulation of Settlement dated September 9, 2022.

The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement. Being fully advised of the premises and finding that good cause exists, the Court enters this Judgment.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1. This Order and Final Judgment incorporates by reference the definitions in the Stipulation, and all terms used herein shall have the same meanings as set forth in the Stipulation, unless otherwise set forth herein.

2. This Court has jurisdiction over the subject matter of this case, including all matters necessary to effectuate the Settlement, and over all Settling Parties.

3. Based on evidence submitted, the Court finds that notice was published and disseminated in accordance with this Court’s Preliminary Approval Order. This Court further finds that the forms and contents of the Notice and Summary Notice, as previously preliminary approved by the Court, complied with the requirements of Federal Rule of Civil Procedure 23.1, satisfied the requirements of due process of the United States Constitution, and constituted due and sufficient notice of the matters set forth therein.

4. The Court finds that the terms of the Stipulation and Settlement are fair, reasonable, and adequate as to each of the Settling Parties, and hereby finally approves the Stipulation and Settlement in all respects, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

5. Pursuant to entry of this Judgment, the Action and all claims contained therein against Defendants, as well as all of the Released Claims against each of the Defendants and their Related Persons, are hereby dismissed with prejudice. As among the Plaintiffs and Defendants, the parties are to bear their own costs, except as otherwise provided in the Stipulation.

6. Upon the Effective Date, CoreCivic, Plaintiffs (acting on their own behalf and derivatively on behalf of CoreCivic), and each of CoreCivic’s shareholders (solely in their capacity as CoreCivic shareholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement or resolution of the Action against the Released Persons, provided that nothing herein shall in any way impair or restrict the rights of any Settling Parties to enforce the terms of the Stipulation or the Judgment.

7. Upon the Effective Date, CoreCivic, Plaintiffs (acting on their own behalf and derivatively on behalf of CoreCivic), and each of CoreCivic’s shareholders (solely in their capacity as CoreCivic shareholders) will be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims or any action or other proceeding against any of the

Released Persons based on the Released Claims or any action or proceeding arising out of, related to, or in connection with the settlement or resolution of the Federal Derivative Action, provided that nothing herein shall in any way impair or restrict the rights of any Settling Parties to enforce the terms of the Stipulation or the Judgment.

8. Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of the Plaintiffs, Plaintiffs’ Counsel, CoreCivic, and all of the CoreCivic shareholders (solely in their capacity as CoreCivic shareholders) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Federal Derivative Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Parties to enforce the terms of the Stipulation or the Judgment.

9. Nothing in the Stipulation constitutes or reflects a waiver or release of any rights or claims of Defendants and/or CoreCivic against their insurers, or their insurers’ subsidiaries, predecessors, successors, assigns, affiliates, or representatives, including, but not limited to, any rights or claims by the Defendants under any directors’ and officers’ liability insurance or other applicable insurance coverage maintained by the Company. Nothing in the Stipulation constitutes or reflects a waiver or release of any rights or claims of the Defendants relating in any way to indemnification or advancement of attorneys’ fees relating to the Action or the Released Claims, whether under any written indemnification or advancement agreement, or under the Company’s charter, by-laws or operating agreement, or under applicable law.

10. During the course of the Litigation, all parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11, and all other similar rules, laws, or statutes.

11. The Court hereby approves the Fee and Expense Amount and Service Awards and finds that such awards are fair and reasonable.

12. Neither the Stipulation (including any Exhibits attached thereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be, or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative. The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim, and any of the Settling Parties may file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement.

13. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation.

14. This Final Order and Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Federal Rule of Civil Procedure 58 and all other similar laws.

IT IS SO ORDERED.

DATED:
HONORABLE ALETA A. TRAUGER